Exhibit 10.1

Execution Version

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

among

AB LENDING SPV I LLC,

d/b/a Mountain Ridge Capital

(as Lender),

ICU EYEWEAR, INC.,

ICU EYEWEAR HOLDINGS, INC.,

and

1847 ICU HOLDINGS INC.

(each, a Borrower),

and

the other Borrowers and Loan Parties from time to time party hereto

Dated as of September 11, 2023

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4.9	Laws; Insurance Requirements	34
4.10	Inspections and Appraisals	35
4.11	Insurance	35
4.12	Paying Insurance	35
4.13	Paying Taxes	36
4.14	Paying Leasehold Obligations	36
4.15	Accounts	36
4.16	Cash Management	37
4.17	Equipment Maintenance	38
4.18	No Liability	38
4.19	Environmental Matters	38
4.20	Financing Statements	38
4.21	Pledged Equity Interests	39

ARTICLE 5 REPRESENTATIONS AND WARRANTIES		40
5.1	Existence; Authority	40
5.2	Formation; Qualification; and Subsidiaries	40
5.3	Officers; Directors; Equity Interest Holders; and Capitalization	40
5.4	No Governmental Approval; No Conflict	40
5.5	Tax Returns	40
5.6	Financial Information	40
5.7	Name	41
5.8	O.S.H.A. and Environmental Compliance.	41
5.9	Solvency; No Litigation, No Violation, ERISA	41
5.10	Intellectual Property	41
5.11	Licenses and Permits	42
5.12	Indebtedness Default	42
5.13	No Burdensome Restrictions; No Default	42
5.14	No Labor Disputes	42
5.15	Margin Regulations	42
5.16	Investment Company Act	42
5.17	Disclosure	42
5.18	Hedging Contracts	42
5.19	Material Business Agreements	42
5.20	Certain Laws and Regulations	42
5.21	Anti-Corruption Laws and Sanctions	43
5.22	Business Purpose	43
5.23	Delivery of Subordinated Indebtedness Documents	43

ARTICLE 6 AFFIRMATIVE COVENANTS		43
6.1	Conducting Business; Maintaining Existence; and Assets	43
6.2	Violations	43
6.3	Financial Covenants	43
6.4	Supplemental Instruments	44
6.5	Indebtedness	44
6.6	Financial Statements	44
6.7	Taxes	44

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6.8	Deposit Accounts	44
6.9	Interest Rate Protection	44
6.10	Post-Closing Matters	44

ARTICLE 7 NEGATIVE COVENANTS		45
7.1	Mergers; Consolidations; and Asset Sales	45
7.2	Liens	45
7.3	Guarantees	45
7.4	Investments	45
7.5	Loans	45
7.6	Reserved	46
7.7	Distributions and Management Fees	46
7.8	Indebtedness	46
7.9	Business	46
7.10	Affiliate Transactions	46
7.11	Leases	47
7.12	Subsidiaries; Partnerships; and Disqualified Stock	47
7.13	Fiscal Year and Accounting Changes	47
7.14	Pledging Credit	47
7.15	Amending Charter Documents	47
7.16	ERISA	47
7.17	Prepaying Indebtedness	47
7.18	Material Business Agreements	47
7.19	Anti-Terrorism Laws; Anti-Corruption Laws; Sanctions	47
7.20	Subordinated Indebtedness	48
7.21	Modification of Subordinated Indebtedness Documents	48
7.22	Amending Leases	48

ARTICLE 8 CONDITIONS PRECEDENT		48
8.1	Conditions to Initial Loans	48
8.2	Conditions to Each Loan and Advance	50

ARTICLE 9 INFORMATION AS TO THE LOAN PARTIES		51
9.1	Disclosure	51
9.2	Schedules	51
9.3	Notice of Suits and Adverse Events	51
9.4	Material Events	52
9.5	Annual Financial Statements	52
9.6	Monthly Financial Statements	52
9.7	Additional Information	52
9.8	Projected Operating Budget and Availability Forecast	53
9.9	Electronic Reporting	53

ARTICLE 10 EVENTS OF DEFAULT		53
10.1	Payment	53
10.2	Misrepresentation	53
10.3	Not Furnishing Information	53

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10.4	Liens	53
10.5	Covenant Breaches	54
10.6	Judgments	54
10.7	Insolvency	54
10.8	Material Adverse Effect	54
10.9	Lender’s Lien Priority	54
10.10	Breaches Under Material Business Agreements	54
10.11	Cross Default	54
10.12	Change of Control	54
10.13	Invalidity	54
10.14	Intellectual Property	54
10.15	Destruction of Collateral	55
10.16	Business Interruption	55
10.17	Guarantor Repudiation	55
10.18	Indictment; Forfeiture	55
10.19	Hedging Contracts	55
10.20	Subordinated Indebtedness Default	55
10.21	Depository Instructions	55

ARTICLE 11 LENDER’S RIGHTS AND REMEDIES AFTER AN EVENT OF DEFAULT		56
11.1	Rights and Remedies	56
11.2	No Waiver	57

ARTICLE 12 WAIVERS AND JUDICIAL PROCEEDINGS		57
12.1	Notice Waiver	57
12.2	Delay	57
12.3	Jury Waiver	57

ARTICLE 13 EFFECTIVE DATE AND TERMINATION		58
13.1	Term	58
13.2	Termination	58

ARTICLE 14 LOAN PARTY REPRESENTATIVE		59
14.1	Appointment and Relationship	59
14.2	Authority	59
14.3	Notices	59
14.4	Joint and Several Obligations	59
14.5	Cross Guaranty	61
14.6	Waivers	62

ARTICLE 15 MISCELLANEOUS		63
15.1	Governing Law	63
15.2	Location of Closing	63
15.3	Entire Understanding and Amendments	63
15.4	Transfers and Assignments	64
15.5	Payment Application	64
15.6	Expenses; Indemnity	64
15.7	Notice	65

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15.8	Survival	67
15.9	Severability	67
15.10	Injunctive Relief	67
15.11	Consequential Damages	67
15.12	Counterparts and Electronic Signatures	67
15.13	Construction	67
15.14	Confidentiality and Sharing Information	67
15.15	Publicity	68
15.16	Creditor-Debtor Relationship	68
15.17	Conflict	69
15.18	PATRIOT ACT	69
15.19	Amendment and Restatement; No Novation; Reaffirmation of Grant of Security Interest	69
15.20	FINAL AGREEMENT	69

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SCHEDULES AND EXHIBITS

Schedule 1.2(a)	Owned Real Property
Schedule 1.2(b)	Permitted Liens
Schedule 4.5	Inventory Locations
Schedule 4.15(c)	Loan Parties’ States of Organization and Chief Executive Offices
Schedule 4.21	Pledged Equity Interests
Schedule 5.2	Incorporation/Organization/Foreign Qualification/Subsidiaries
Schedule 5.3	Officers, Directors, Shareholders, Capitalization
Schedule 5.7	Organization Name
Schedule 5.8(b)	Environmental
Schedule 5.9(b)	Litigation
Schedule 5.10	Patents, Trademarks, Copyrights, and Licenses
Schedule 5.19	Material Business Agreements
Schedule 6.8	Accounts
Schedule 7.4	Investments
Schedule 7.8	Indebtedness
Schedule 7.10	Affiliate Transactions

Exhibit A	Form of Borrowing Base Certificate
Exhibit B	Form of Compliance Certificate
Exhibit C	Closing Checklist

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AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This Amended and Restated Credit and Security Agreement (this “Agreement”) is entered into as of September 11, 2023 (the “Closing Date”) among AB LENDING SPV I LLC, a Delaware limited liability company d/b/a Mountain Ridge Capital (together with its successors and assigns “Lender”), ICU EYEWEAR, INC., a California corporation (“ICU”), ICU EYEWEAR HOLDINGS, INC., a California corporation (“ICU CA Holdings”), and 1847 ICU HOLDINGS INC., a Delaware corporation (“ICU DE Holdings; and together with ICU, ICU CA Holdings, and each other Person that joins this Agreement as a Borrower, each a “Borrower” and collectively the “Borrowers”), and the other Loan Parties (as defined below) from time to time party hereto.

RECITALS

WHEREAS, Borrowers and Lender, as successor-by-assignment to the former lender, entered into that certain Loan and Security Agreement dated February 9, 2023 (as heretofore amended, restated, supplemented or otherwise modified, the “Original Loan Agreement”) pursuant to which certain loans and other financial accommodations were made available to Borrowers; and

WHEREAS, each Borrower has requested that the Original Loan Agreement be amended and restated in its entirety to become effective and binding on Borrowers pursuant to the terms of this Agreement, and Lender has agreed, subject to the terms of this Agreement, to amend and restate the Original Loan Agreement in its entirety to read as set forth herein and to provide an amended and restated credit facility to Borrowers, which shall be used by Borrowers to finance their mutual and collective enterprise; and Lender’s willingness to extend credit to Borrowers and to administer each Borrower’s collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers’ request in furtherance of Borrowers’ mutual and collective enterprise; and

WHEREAS, each Borrower has agreed to be jointly and severally liable for loans and all other obligations under this Agreement and to guarantee the obligations of each of the other Borrowers under this Agreement and each of the other Loan Documents (as defined below); and

WHEREAS, Lender is willing to amend and restate the Original Loan Agreement, as hereinafter set forth, to, among other things, extend the term of the credit facility; and

WHEREAS, each Borrower and Lender acknowledges and agrees that (i) the Obligations (as defined below) represent, among other things, the amendment, restatement, renewal, extension and modification of the Obligations (as defined in the Original Loan Agreement) arising in connection with the Original Loan Agreement and the other Loan Documents (as defined in the Original Loan Agreement) executed in connection therewith; (ii) it intends that the collateral pledged and in which each Borrower granted to Lender a continuing security interest and lien under the Original Loan Agreement and the other Loan Documents (as defined in the Original Loan Agreement) executed in connection therewith shall secure, without interruption or impairment of any kind, all Obligations (as defined in the Original Loan Agreement) under the Original Loan Agreement and the other Loan Documents (as defined in the Original Loan Agreement) executed in connection therewith, as amended, restated, renewed, extended and modified hereunder and, together with all other Obligations (as defined below) hereunder; and (iii) all security interests and liens evidenced by the Original Loan Agreement and the other Loan Documents (as defined in the Original Loan Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and

WHEREAS, Borrowers and Lender intend that (i) the provisions of the Original Loan Agreement and the other Loan Documents (as defined in the Original Loan Agreement) executed in connection therewith, to the extent restated, renewed, extended, amended and modified by this Agreement and the other Loan Documents dated as of the date hereof, be hereby superseded and replaced by the provisions of this Agreement and the other Loan Documents; and (ii) by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation or an accord and satisfaction of the Obligations under (and as defined in) the Original Loan Agreement and the other Loan Documents (as defined in the Original Loan Agreement); and

WHEREAS, Lender is willing to continue providing Loans and extending other financial accommodations to Borrowers according to the Revolving Commitment (as defined below), in each case, on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree to amend and restate the Original Loan Agreement to read as follows:

ARTICLE 1
DEFINITIONS

1.1 Accounting Terms. Except as otherwise provided in this Agreement, all accounting and financial terms used in the Loan Documents are interpreted, all accounting determinations must be made, and all financial statements delivered in connection with the Loan Documents must be prepared in accordance with GAAP as in effect from time to time (but if GAAP (or its application) changes after the Closing Date and that change affects any provision in the Loan Documents, the Loan Documents are interpreted based on GAAP as in effect and applied immediately before the change). If the Loan Parties adopt a change in accounting principles (including any changes in GAAP) from those used in preparing the Loan Parties’ financial statements delivered to Lender before the Closing Date or that affects in any material respect (as determined by Lender in its discretion) the computation of or compliance with any of the provisions of the Loan Documents then, unless the Loan Documents have been amended to modify the provisions to take into account the change in accounting principles, all financial restrictions, provisions, and ratios must continue to be computed based on accounting principles in effect before adoption of the change. Notwithstanding anything to the contrary contained in this Section or in the definition of “Capital Lease Obligations,” if an accounting change occurs that requires all leases to be capitalized, only those leases (assuming that the leases existed on the Closing Date) that would constitute capital leases under GAAP on the Closing Date are considered capital leases, and all calculations and deliverables under the Loan Documents must be made or delivered accordingly.

1.2 General Terms. The following terms have the following meanings:

“Accommodation Payment” is defined in Section 14.4.

“Advances” means the Revolving Loans.

“Affiliate” of any Person means (1) any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with that Person or (2) any Person that is a director or officer (x) of that Person, (y) of any Subsidiary of that Person, or (z) of any Person described in clause (1) above. For purposes of this definition only, Control of a Person means the power, directly or indirectly, (x) to vote five percent or more of the securities having ordinary voting power to elect directors of that Person, or (y) to direct or cause the direction of the management and policies of that Person whether by contract or otherwise.

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“Agreement” is defined on page 1.

“Allocable Amount” is defined in Section 14.4.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any Subsidiary thereof from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any Subsidiary concerning or relating to terrorism or money-laundering, including the USA PATRIOT Act.

“Applicable Margin” means (x) with respect to Revolving Loans that are SOFR Loans, eight percent (8.00%) per annum and (y) with respect to Revolving Loans that are Base Rate Loans, seven percent (7.00%) per annum.

“Applicable Unused Facility Fee Percentage” means one-half of one percent (0.50%) per annum.

“Approved Electronic Communication” means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by email, facsimile, or any other equivalent electronic service agreed to by Lender, whether owned, operated or hosted by Lender, any of its Affiliates, or any other Person, that any party is obligated to, or otherwise chooses to, provide to Lender under any Loan Document (including any financial statement, financial and other report, notice, request, certificate and other information material). Approved Electronic Communications does not, however, include any notice, demand, communication, information, document, or other material that Lender specifically instructs a Person to deliver in physical form.

“Authority” is defined in Section 4.19(b).

“Authorized Officer” means a Person’s president, chief executive officer, chief financial officer, or any other officer approved by Lender in its Discretion.

“Bankruptcy Code” means Title 11 of the United States Code or any similar federal or state debtor relief laws.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Federal Funds Rate in effect on such day plus 1.00%, (ii) the Prime Rate in effect on such day, and (iii) Term SOFR for a one-month tenor plus 1.00% (100 basis points); provided, further, that if the Base Rate determined as provided above shall be less than the Floor, then the Base Rate shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective day of such change in the Prime Rate.

“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.9.

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“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate (which may include Term SOFR of a different tenor) that has been selected by the Lender giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Lender giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Lender determines may be appropriate to reflect the adoption and implementation of Term SOFR or such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender determines that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of Term SOFR or the Benchmark Replacement exists, in such other manner of administration as the Lender determines is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the tenor of such Benchmark (or such component thereof) used hereunder; or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any other tenor of such Benchmark (or such component thereof) continues to be provided on such date.

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“Benchmark Transition Event” means, with respect to any current Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the tenor of such Benchmark (or such component thereof) used hereunder, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide the tenor of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that the tenor of such Benchmark (or such component thereof) used herein is not, or as of a specified future date will not be, representative.

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Documents in accordance with Section 3.9 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Documents in accordance with Section 3.9.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” and “Borrowers” are defined on page 1.

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“Borrowing Base” means, at any time, the sum of (1) up to ninety percent (90%) of each Borrower’s Eligible Accounts; plus (2) determined on a category-by-category and Borrower-by-Borrower basis, up to eighty-five percent (85%) of the Net Orderly Liquidation Value of each Borrower’s Eligible Inventory; plus (3) determined on a category-by-category and Borrower-by-Borrower basis, up to eighty-five percent (85%) of the greater of (x) Net Orderly Liquidation Value of each Borrower’s Eligible Target Inventory and (y) Lender Net Orderly Liquidation Value of each Borrower’s Eligible Target Inventory minus (4) Reserves. Lender may in its Discretion reduce the advance rates, adjust Reserves, or reduce one or more of the elements used to compute the Borrowing Base.

“Borrowing Base Certificate” means a certificate executed by a Loan Party Representative’s Authorized Officer that is appropriately completed and in the form attached as Exhibit A.

“Business Day” means any day other than Saturday, Sunday, or a legal holiday on which commercial banks are authorized or required by law to be closed in New York.

“Canadian Account Debtor” means any Account Debtor which (1) maintains its chief executive office in any territory or province of Canada (excluding the Province of Quebec), or (2) is an entity organized under the Laws of Canada or any political subdivision thereof (other than under the Laws of the Province of Quebec).

“Capital Expenditures” means any expenditure made or liability incurred that in accordance with GAAP is treated as a capital expenditure (and not as an expense item) in the year in which it was made or incurred.

“Capital Lease Obligations” of any Person means that Person’s obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on that Person’s balance sheet under GAAP, and the amount of these obligations is the capitalized amount determined in accordance with GAAP.

“Cash Concentration Account” means Borrowers’ commercial deposit account maintained at a financial institution selected by Lender that is designated by Lender as the Cash Concentration Account. The funds in this account are Lender’s sole and exclusive property and may only be withdrawn by Lender.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.).

“Change in Law” means the occurrence, after the date of this Agreement of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means any of the following: (1) the Permitted Holders do not own, directly or indirectly, collectively, free and clear of all Liens, sixty percent (60%) of the outstanding voting Equity Interests of each Loan Party on a fully diluted basis; (2) the occurrence of any event (whether in one or more transactions) that results in the Permitted Holders not having the power to designate a majority of the directors (or the individuals performing similar functions) of any Borrower; (3) any merger or consolidation of any Loan Party with another Person; (4) the sale of all or substantially all of any Loan Party’s assets; or (5) any Loan Party does not own, free and clear of all Liens, 100% of the outstanding voting Equity Interests of any existing or future Subsidiary.

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“Charges” means all of the following imposed on any Collateral or any Loan Party by any taxing or other similar Governmental Body, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund): all taxes, charges, fees, imposts, levies, or other assessments (including with respect to net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, Liens, claims, and charges), together with any interest and any penalties, additions to tax, or additional amounts.

“Charter Documents” means, as to any Person (other than a natural person), the charter, certificate, or articles of incorporation or organization, by-laws, regulations, general or limited partnership agreement, limited partnership certificate, formation certificate, operating agreement, and other similar organizational or governing documents.

“Closing Date” is defined on page 1.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all real and personal property in which any Loan Party has any interest of any kind, whether now existing or arising or acquired or received by the Loan Parties in the future, and wherever located, including:

(a) All Accounts.

(b) All Inventory.

(c) All Equipment and Fixtures.

(d) All General Intangibles, Payment Intangibles, and Intellectual Property.

(e) All Investment Property and the Pledged Equity Interests.

(f) All Deposit Accounts and any and all monies credited by or due from any financial institution or any other depository.

(g) All Chattel Paper, Instruments, and Documents.

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(h) All of each Loan Party’s right, title, and interest in and to: (1) its goods and other personal property including all merchandise returned or rejected by Account Debtors; (2) all of each Loan Party’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor (including stoppage in transit, setoff, detinue, replevin, reclamation, and repurchase); (3) all additional amounts due to each Loan Party from any Account Debtors; (4) warranty claims; (5) all of each Loan Party’s contract rights, rights to payment under contract rights, Instruments (including promissory notes), Documents, Chattel Paper (including electronic chattel paper), warehouse receipts, letters of credit, and money; (6) all Commercial Tort Claims; (7) all collateral securing any obligations owed to any Loan Party; (8) all Letter-of-Credit Rights; (9) all Supporting Obligations; and (10) any other goods or personal property or Real Property in which the Loan Parties at any time grant a Lien to Lender under any Loan Document or under any other agreement.

(i) All of each Loan Party’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computer software, computer programs, tapes, disks, and documents relating to (a), (b), (c), (d), (e), (f), (g), or (h) of this definition.

(j) All Proceeds and Products of (a), (b), (c), (d), (e), (f), (g), (h), and (i) of this definition in whatever form, including: cash, deposit accounts (whether comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood, business interruption, and credit insurance), negotiable instruments, and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds, and tort claim proceeds.

“Collateral” also includes all property of any Person that at any time secures any of the Obligations.

“Collateral Assignment” means that certain Collateral Assignment of Material Business Agreements, dated as of the Closing Date, by and between Borrower and Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.).

“Compliance Certificate” means a certificate of the Loan Parties signed by the Loan Party Representative’s Authorized Officer appropriately completed and in substantially the form of Exhibit B.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of interest period or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or other notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of any such rate and to permit the use and administration thereof by Lender in such manner as Lender shall reasonably select.

“Consents” means all filings and all licenses, permits, consents, approvals, authorizations, qualifications, and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business.

“Consignment Agreements” means those Material Business Agreements with Target.

“Consigned Inventory” means Inventory owned by a Borrower that is in the possession of another Person on a consignment or other basis that does not constitute a final sale and acceptance of such Inventory.

“Control” means possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person (whether through the ability to exercise voting power, by contract, or otherwise). “Controlling” and “Controlled” have correlative meanings.

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“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to Lender, among Lender, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and Loan Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Lender.

“Controlled Group” means all members of a controlled group of entities and all trades or businesses (whether or not incorporated) under common control which, together with any Person, are treated as a single employer under Section 414 of the Code.

“Default” means an event that, with notice, the passage of time, or both, would be an Event of Default.

“Default Condition” means that either or both a Default and an Event of Default exist.

“Default Rate” means a rate per annum equal to the lesser of (a) the sum of (i) the highest applicable margins and fees in this Agreement plus (ii) two percent (2.0%) and (b) the Maximum Rate.

“Dilution” means, as of any date of determination, an amount, expressed as a percentage, equal to (a) the Dollar amount of non-cash reduction to Borrowers’ Accounts, including bad debt write-downs, discounts, advertising allowances, rebates, credits, or other dilutive items during the most recently ended period of twelve (12) fiscal months (or such other period as Lender shall elect in its Discretion), divided by (b) Borrowers’ billings with respect to Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one (1) percentage point for each percentage point by which Dilution is in excess of two and one half of one percent (2.5%), or such lesser (or greater) amount as Lender, in its Discretion shall determine from time to time.

“Discretion” means a determination made in good faith in the exercise of Lender’s business judgment from the perspective of a prudent, secured, asset-based, non-bank lender in the lower midmarket sector. The burden of establishing that Lender did not act in its Discretion is on the Loan Parties.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable under a sinking fund obligation or otherwise, or is redeemable in whole within one year after the Termination Date.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173).

“Dollar” and the sign “$” means lawful money of the United States of America.

“Earnings Before Interest and Taxes” means, for any fiscal period, the sum of (1) net income (or loss) for that period (excluding extraordinary gains and gains on asset sales (other than Inventory sold in the ordinary course of business)); plus (2) all interest expense for that period; plus (3) all charges against (or minus credits to) income for federal, state, and local taxes for that period, in each case, calculated on a consolidated basis for the Loan Parties.

“EBITDA” means, for any fiscal period, the sum of (1) Earnings Before Interest and Taxes for that period; plus (2) depreciation expenses for that period; plus (3) amortization expenses for that period, in each case, calculated on a consolidated basis for the Loan Parties.

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“1847 Holdings” means 1847 Holdings LLC, a Delaware limited liability company.

“Eligible Accounts” means, at any time, Accounts owned by a Borrower that Lender determines in its Discretion are Eligible Accounts. Without limiting Lender’s Discretion, Eligible Accounts does not include any Account:

(a) That is not subject to a first-priority perfected Lien in Lender’s favor.

(b) That is subject to any Lien (other than a Permitted Lien that does not have priority over Lender’s Lien).

(c) That is unpaid more than one hundred twenty (120) days after the original invoice date.

(d) That is owing by an Account Debtor if more than 50% of the Accounts owing from that Account Debtor and its Affiliates are ineligible.

(e) That is owing by an Account Debtor other than Target to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to Borrowers exceeds twenty-five percent (25%) of the aggregate Eligible Accounts.

(f) With respect to which any covenant, representation, or warranty in any Loan Document has been breached or is not true.

(g) That: (1) does not arise from the sale of goods or performance of services in the ordinary course of business; (2) is not evidenced by an invoice or other documentation satisfactory to Lender in its Discretion that has been sent to the Account Debtor; (3) is contingent upon a Borrower’s completion of any further performance; (4) is a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment (other than Accounts arising from the sale of goods by an Eligible Consignee), cash-on-delivery, any repurchase or return basis, or any other similar basis; or (5) is for interest, storage, or other similar charges.

(h) For which the goods giving rise to the Account have not been shipped to the Account Debtor, or for which the services giving rise to the Account have not been performed by a Borrower, or if the Account was invoiced more than once.

(i) With respect to which any payment has been returned uncollected for any reason.

(j) That is owed by an Account Debtor that: (1) has applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator; (2) has had a material part of its property taken by any receiver, custodian, trustee, or liquidator; (3) has filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, debt adjustment, winding-up, or a voluntary or involuntary case under any state or federal bankruptcy laws; (4) has admitted in writing its inability (or is generally unable) to pay its debts as they become due; (5) is insolvent; (6) has stopped operating its business; (7) has sold a material portion of its assets; (8) requires a Borrower to support its obligations to such Account Debtor with a performance bond; (9) is the government (or any government department, agency, public corporation, or instrumentality) of any country other than the U.S. unless the Account is backed by a letter of credit acceptable to Lender in its Discretion that has been assigned to Lender; (10) is the U.S. government (or any U.S. department, agency, public corporation, or instrumentality) unless the Federal Assignment of Claims Act of 1940 has been complied with to Lender’s satisfaction; (11) is a natural person; or (12) is an Affiliate, employee, officer, director, agent, or Equity Interest holder of any Loan Party.

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(k) That is owed by an Account Debtor that (1) does not maintain its chief executive office in the United States, (2) is not organized under the law of the United States, or any state of the United States, or (3) is not a Canadian Account Debtor, unless, in each case described above, the sale is on letter of credit, Guaranty, or acceptance terms, in each case satisfactory to Lender in its Discretion, or such Account is insured by credit insurance satisfactory to the Lender in its Discretion with Lender named as loss payee.

(l) That is owed in any currency other than Dollars.

(m) That is owed by an Account Debtor or any Affiliate of an Account Debtor that is a creditor or supplier of any Loan Party, or that is otherwise subject to a potential offset, counterclaim, contra account, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit, or allowance (but ineligibility is limited to the amount thereof).

(n) That represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond, or similar assurance has been issued.

(o) That is evidenced by a promissory note, chattel paper, or an instrument.

(p) That is owed by an Account Debtor located in any jurisdiction that requires filing of a “Notice of Business Activities Report” or other similar report to permit a Borrower to seek judicial enforcement in that jurisdiction of payment of that Account (unless the applicable Borrower has filed that report or is qualified to do business in that jurisdiction).

(q) With respect to which a Borrower has made any agreement with the Account Debtor for any reduction to the Account (other than discounts and adjustments given in the ordinary course of business that are consistent with practices that existed on the Closing Date and that have been disclosed to Lender in writing), any Account subject to a payment plan, or any Account that was partially paid and a Borrower created a new receivable for the unpaid portion of the Account.

(r) That does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state, or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System.

(s) That is for goods that have been sold under a purchase order, contract, or other agreement or understanding (written or oral) that indicates that any Person other than a Borrower has or has had an ownership interest in the goods, or that indicates any Person (other than a Borrower) as payee or remittance party.

(t) That is an Account arising in connection with the sale of tooling.

(u) That, in each case, is otherwise deemed ineligible by Lender in its Discretion.

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If an Eligible Account becomes ineligible, the Loan Party Representative must notify Lender of that within one (1) Business Day. In determining the amount of Eligible Accounts, Lender may reduce the face amount of Accounts by (1) all accrued and actual discounts, claims, credits, pending credits, promotional program allowances, price adjustments, finance charges, or other allowances (including any amount that a Loan Party may be obligated to rebate to an Account Debtor under any agreement or understanding (written or oral)) and (2) the aggregate amount of all cash received with respect to Accounts but not yet applied by Borrowers to reduce Accounts.

“Eligible Consignee” means a consignee that Lender, in its Discretion, deems to be an Eligible Consignee and, in making its determination of whether a consignee is an Eligible Consignee, Lender may consider, among other things, whether the following requirements are satisfied:

(a) such consignee shall have executed and delivered a Waiver or other agreement, pursuant to which such consignee, among other things, either (i) grants to the consigning Borrower and its assigns a purchase money Lien and security interest in, or (ii) waives any claim to any ownership interest or security interest or Lien with respect to, all Consigned Inventory that is consigned by such Borrower to such consignee, together with the cash and non-cash proceeds thereof;

(b) the applicable Borrower shall have filed of record, with such consignee’s authorization, a UCC financing statement, in form acceptable to Lender, naming such consignee as debtor and such Borrower as secured party (and, if requested by Lender, naming Lender as assignee, or assigned of record by such Borrower to Lender), covering the Consigned Inventory and the cash and non-cash proceeds thereof in all appropriate filing locations for the perfection of a first priority security interest in such Consigned Inventory and the cash and non-cash proceeds thereof; and, after the filing of such financing statements, if requested by Lender, such Borrower shall have conducted searches of all filings made against such consignee in such filing offices and taken such other action as Lender may request (including sending an authenticated notification to each holder of a conflicting security interest in such Consigned Inventory pursuant to Section 9-324 of the UCC, which shall confirm that the security interest in the Consigned Inventory in favor of such Borrower, together with the cash and non-cash proceeds thereof, is a first priority Lien);

(c) Lender shall have received certificates of insurance upon the Consigned Inventory in accordance with the provisions of Section 4.11 of this Agreement;

(d) Lender shall have received a copy of the Consignment Agreements, the filed UCC financing statement, Lien searches required by Lender, and the insurance certificate and endorsement referred to in clauses (a) through (c) above, and such other instruments, documents, certificates, opinions or assurances, and the applicable Borrower shall have taken such other action as Lender may have requested in connection with such consignee; and

(e) the creditworthiness of such consignee is acceptable to Lender, in its Discretion.

“Eligible Inventory” means, at any time, Inventory owned by a Borrower that Lender in its Discretion determines is Eligible Inventory. Without limiting the generality of the immediately preceding sentence, Inventory may not be Eligible Inventory unless it meets all the following minimum requirements:

(a) The Inventory is subject to a first-priority Lien in Lender’s favor and, except for Permitted Liens that do not have priority over Lender’s Lien, is not subject to any other Lien.

(b) No representation or warranty in any Loan Document with respect to the Inventory has been breached.

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(c) The Inventory (1) is finished goods (excluding, without limitation, work-in-process, tooling inventory, spare or replacement parts, subassemblies, labels, packaging and shipping materials, supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, or goods that are not of a type held for sale in the ordinary course of business); (2) is not a discontinued product or a component of a discontinued product; (3) is not perishable; (4) is not, in Lender’s Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, not salable in the ordinary course of business at prices approximating at least the cost of the Inventory, or unacceptable due to age, type, category, or quantity; (5) is reflected in Borrowers’ current Inventory report delivered to Lender in accordance with this Agreement; (6) has not been received by a Borrower on a consignment or other similar basis; (7) is not Consigned Inventory (unless (w) the premises at which such Consigned Inventory is located is owned by an Eligible Consignee (other than Target), (x) such Consigned Inventory consists of first quality finished goods, and (y) the Consigned Inventory has been consigned to an Eligible Consignee (other than Target)); and (8) is not subject to any Person’s claims (other than a Borrower).

(d) The Inventory (1) is located in the United States; (2) is located at a location owned or leased by a Borrower and, with respect to any leased location, the lessor has delivered to Lender a Waiver (or Lender in its Discretion has established a Reserve for that location), is in the possession of an Eligible Consignee (other than Target), or is in any third-party warehouse or other bailee’s possession and the warehouseman or other bailee has delivered to Lender a Waiver and such other documentation as Lender may require in its Discretion (or Lender in its Discretion has established a Reserve for that location); (3) is not being processed offsite at a third-party location or outside processor, or is in transit to or from a third party location or outside processor (unless the processor has delivered to Lender a Waiver and such other documentation as Lender may require or Lender in its Discretion has established a Reserve for that Inventory); (4) is not evidenced by a Document; (5) does not contain or bear any Intellectual Property rights licensed to a Borrower unless Lender is satisfied that Lender may sell or otherwise dispose of the Inventory without (w) any restriction on the sale or disposal thereof, (x) infringing the licensor’s rights, (y) violating any contract with the licensor, or (z) incurring any liability to pay royalties; (6) complies with all standards, laws, and regulations imposed by any Governmental Body; (7) is not subject to reclamation or other similar rights that have been asserted by the seller of the Inventory; and (8) is not covered by a Document.

If more than twenty-five percent (25%) of Eligible Inventory becomes ineligible, the Loan Party Representative must notify Lender of that within one (1) Business Day.

“Eligible Target Inventory” means, at any time that Target meets all requirements set forth in the definition of “Eligible Consignee”, Inventory owned by a Borrower that:

(a) Lender in its Discretion determines is Eligible Target Inventory,

(b) meets all of the criteria set forth in the definition of “Eligible Inventory” (other than clauses (c)(7) and (d)(2) set forth therein) in the Discretion of Lender,

(c) has been placed with Target on a consignment or other similar basis (so long as (w) the premises at which such Consigned Inventory is located is owned or leased by Target and (x) such Consigned Inventory consists of first quality finished goods), and

(d) is in the possession of Target.

“Environmental Complaint” is defined in Section 4.19(b).

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“Environmental Laws” means all federal, state, and local environmental, land use, zoning, health, chemical use, safety, and sanitation laws, statutes, ordinances, and codes related to protecting the environment or governing the use, storage, treatment, generation, transportation, processing, handling, production, or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives issued by Governmental Bodies with respect to these matters.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust, or other equity ownership interests in a Person (and any warrants, options, or other rights entitling the holder to purchase or acquire any equity ownership interest), but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means an entity, whether or not incorporated, that is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes a Borrower and that is treated as a single employer under Section 414 of the Code.

“Event of Default” is defined in Article 10.

“Excluded Hedging Obligations” means, with respect to any Guarantor, any Hedging Obligation if, and solely to the extent that, all or a portion of a Guarantor’s Guaranty of, or the grant by that Guarantor of a Lien under the Loan Documents to secure, the Hedging Obligations (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission by virtue of that Guarantor’s failure for any reason to constitute an “eligible contract participant” (as defined in the Commodity Exchange Act as of the date of that Guaranty or the grant of a Lien would otherwise have become effective with respect to such related Hedging Obligation). If a Hedging Obligation arises under a master agreement governing more than one swap, the exclusion applies only to the portion of the Hedging Obligation that is attributable to swaps for which the Guaranty or security interest is or becomes illegal.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.

“Expenses” means all fees, costs, expenses, charges, and out-of-pocket disbursements incurred by Lender and its counsel (including the allocated costs of in-house counsel) and court costs, in any way arising from or in connection with the Loan Documents, any Collateral (including costs and expenses to preserve and protect Collateral), any Obligations, or the business relationship between Lender and any Loan Party, including: (1) all costs, expenses, and fees incurred by Lender or its agents in connection with any field examination and any inventory appraisal; (2) all Lender’s and its counsels’ fees and expenses (including recording fees and insurance policy fees) to prepare, examine, conduct due diligence with respect to, approve, negotiate, execute, and deliver, and close the transactions contemplated by the Loan Documents (including without limitation, any consent, amendment, waiver or other modification with respect thereto); (3) all fees and out-of-pocket disbursements incurred by Lender (including attorneys’ fees) arising from or in connection with (x) any action taken by Lender to monitor, advise, administer, enforce, or collect any Obligations, any Loan Documents, or any other present or future documents or agreements between Lender and any one or more of the Loan Parties, (y) the business relationship between Lender and any Loan Party, and (z) background checks regarding management, principals, or key investors, as Lender determines in its discretion; (4) all out-of-pocket expenses and fees (including attorneys’ fees) incurred in relation to, in connection with, in defense of, or in prosecution of any litigation (including any actions to lift the automatic stay or to otherwise in any way monitor or participate in any Insolvency Proceeding involving a Loan Party) related to the Obligations, the Loan Documents, the Collateral, or any Loan Party (including any litigation instituted by a Loan Party or any third party, any so called “lender liability” action, any claim and delivery or other action for possession of, or foreclosure on, any of the Collateral, post judgment enforcement of any rights or remedies (including enforcing judgments and prosecuting appeals whether discretionary or as of right and whether in connection with pre judgment or post judgment matters)); (5) all costs, expenses, and fees incurred by Lender or its agents in connection with any appraisals or environmental assessments (and the Loan Parties must fully cooperate with the appraisers and inspectors and make their property available for appraisal and inspection in connection with as many appraisals or environmental assessments as Lender may request); and (6) all costs, expenses, and fees incurred by Lender or its counsel in connection with consultants, expert witnesses, or other professionals retained by Lender or its counsel to assist, advise, or give testimony with respect to any matter relating to the Loan Documents, the Collateral, the Obligations, the Loan Parties, or the business relationship between Lender and any one or more of the Loan Parties.

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“Extraordinary Receipts” means any net cash proceeds received by any Loan Party or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.5(e)(1) or (2)) consisting of (i) pension plan reversions, (ii) proceeds of insurance claims, (iii) condemnation awards (and payments in lieu thereof), and (iv) indemnity payments.

“Federal Funds Rate” means, on any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three (3) Federal funds brokers of recognized standing selected by it.

“Fixed Charge Coverage Ratio” means, for any fiscal period, the ratio of (x) EBITDA less (1) Capital Expenditures that were not specifically funded by Indebtedness (but Capital Expenditures that were funded by a Revolving Loan are subtracted from EBITDA in calculating the Fixed Charge Coverage Ratio); less (2) taxes paid in cash; less (3) Management Fees and Permitted Dividends paid in cash, in each case, calculated on a consolidated basis for the Loan Parties to (y) Fixed Charges.

“Fixed Charges” means, with respect to any fiscal period, the sum of (1) interest expense paid in cash (including that attributable to the interest component or portion of Capital Lease Obligations) plus (2) scheduled and unscheduled principal payments on Indebtedness (including with respect to Capital Lease Obligations and subordinated debt (including the Subordinated Indebtedness)), in each case, of the Loan Parties on a consolidated basis.

“Floor” means a rate of interest equal to two and one-half percent (2.5%).

“GAAP” means the generally accepted accounting principles established in the United States of America by the Financial Accounting Standards Board.

“Governmental Body” means any nation or government, any state or other political subdivision of a nation or government, or any entity exercising the legislative, judicial, regulatory, or administrative functions of or pertaining to a government.

“Guarantor” means each Person that guarantees all or any Obligations.

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“Guaranty” of or by any Person means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for its payment; (2) to purchase or lease property, securities, or services to assure the owner of such Indebtedness or other obligation of the payment of that Indebtedness; (3) to maintain working capital, equity capital, or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay that Indebtedness or other obligation; or (4) as an account party in respect of any letter of credit or letter of guaranty issued to support that Indebtedness or obligation (but “Guaranty” does not include endorsements for collection or deposit in the ordinary course of business). For the avoidance of doubt, “Guaranty” includes any Guaranty Agreement.

“Guaranty Agreement” means each guaranty agreement, in form and substance satisfactory to Lender, made by a Guarantor in favor of Lender, pursuant to which such Guarantor Guarantees the payment and performance of the Obligations, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Hazardous Discharge” is defined in Section 4.19(b).

“Hazardous Substance” means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances, or related materials as defined in CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), RCRA, or other applicable Environmental Law.

“Hazardous Wastes” means all waste materials regulated by CERCLA, RCRA, or applicable state law, and any other applicable federal and state laws relating to hazardous waste disposal.

“Hedging Contracts” means any foreign exchange contract, currency swap agreement, futures contract, commodities hedge agreement, interest rate protection agreement, interest rate future agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, option agreement, or any other similar hedging agreement or arrangement.

“Hedging Obligations” means a Person’s liabilities under Hedging Contracts.

“Increased Tax Burden” means the additional federal, state, or local taxes assumed to be payable by a Pass-Through Owner of a Pass-Through Loan Party due to its status as a Pass-Through Loan Party, as evidenced and substantiated by the tax returns filed by that Pass-Through Owner (with these taxes calculated for all Pass-Through Owners at the highest federal and state marginal rates applicable to any Pass-Through Owner and taking into account losses previously allocated to each Pass-Through Owner by that Pass-Through Loan Party to the extent those losses have not previously been applied to reduce the Increased Tax Burden (but (1) capital losses and capital loss carry forwards are taken into account only to the extent they are currently usable to offset income or gain allocated by that Pass-Through Loan Party to a Pass-Through Owner and (2) to the extent that any losses allocated by that Pass-Through Loan Party result in a payback by a Pass-Through Owner to that Pass-Through Loan Party of previous tax distributions in accordance with this Agreement then those losses are not taken into account for purposes of determining the Increased Tax Burden)).

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“Indebtedness” of any Person means, as of any date: (1) that Person’s obligations for borrowed money or similar obligations; (2) that Person’s Capital Lease Obligations; (3) that Person’s obligations that are secured by any Lien on any of its assets or property whether or not the secured obligation has been assumed by that Person; (4) except for trade accounts payable arising in the ordinary course of business that are not more than ninety (90) days past due, that Person’s obligations for the unpaid purchase price for goods, property, or services; (5) that Person’s obligations to purchase goods, property, or services where payment is required regardless of whether delivery of the goods or property or the performance of the services is ever made or tendered (generally referred to as “take or pay contracts”); (6) that Person’s obligations for unfunded benefit liabilities under any Plan of that Person or any ERISA Affiliate; (7) that Person’s obligations for Hedging Obligations, or other similar transactions (valued in an amount equal to the highest termination payment, if any, that would be payable by that Person upon termination for any reason on the determination date); (8) that Person’s obligations for outstanding reimbursement and similar obligations under letters of credit, bankers acceptances, and similar instruments; (9) the aggregate outstanding amount of all Off-Balance Sheet Liabilities (based on the aggregate outstanding amount as if the transaction were structured as a secured loan and an on balance sheet financing, whether or not shown as a liability on a consolidated balance sheet of the Person); and (10) that Person’s obligations for or relating to Indebtedness of other Persons similar to the Indebtedness described in the preceding clauses (based on the maximum amount that may be payable).

“Insolvency Proceeding” means any proceeding under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law (including assignments for the benefit of creditors, formal or informal moratoria, compositions, or proceedings seeking reorganization, liquidation, arrangement, or other similar relief).

“Intellectual Property” means patents, patent rights, patent applications, copyrights, works that are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the preceding, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the preceding, all rights to sue for past, present, and future infringement of any of the preceding, inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards, goodwill, customer and other lists, trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs.

“Lender” is defined on page 1.

“Lender Net Orderly Liquidation Value” means the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of Borrowers’ Target Inventory, determined on a category-by-category basis, that is estimated to be recoverable in an orderly liquidation as determined by Lender in its Discretion. Lender Net Orderly Liquidation Value is expressed as a percentage of the respective values of types of Eligible Target Inventory, as determined by Lender in its Discretion.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim, encumbrance, preference, priority, or other security agreement or preferential arrangement held or asserted with respect to any asset of any kind or nature including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the preceding, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

“Limited Guaranty” means that certain Limited Guaranty Agreement, dated as of the Closing Date, made by 1847 Holdings in favor of Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Loan” means each Revolving Loan; and “Loans” means all Revolving Loans.

“Loan Account” is defined in Section 2.6.

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“Loan Documents” means this Agreement, the Perfection Certificate, each Borrowing Base Certificate, each Compliance Certificate, the Collateral Assignments, each Pledge Agreement, any Guaranty Agreement, the Limited Guaranty, the Waivers, the Mortgages, if any, the Subordination Agreements, any Hedging Contracts, and any and all other promissory notes, agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, and all other writings before, now, or later executed by any Loan Party or delivered to Lender with respect to the transactions contemplated by the Loan Documents (including the documents and agreements on the closing checklist attached as Exhibit C).

“Loan Party” means each Borrower, each Guarantor (other than 1847 Holdings), and each Person (other than 1847 Holdings) that grants Lender a Lien on any Collateral to secure any Obligation.

“Loan Party Representative” means ICU.

“Management Agreement” means the Management Services Agreement by and between the Manager and ICU DE Holdings, dated February 8, 2023.

“Management Fees” means the management fees required to be paid by ICU DE Holdings to the Manager in accordance with the Management Agreement.

“Manager” means 1847 Partners LLC, a Delaware limited liability company.

“Material Adverse Effect” means a material adverse effect in or on: (1) any Loan Party’s financial condition, operational results, business, or prospects; (2) any Loan Party’s ability to pay or perform any Obligation in accordance with its terms; (3) the value of the Collateral, Lender’s Liens on the Collateral, or the priority of Lender’s Lien on any Collateral; (4) the validity or enforceability of any Loan Document or Lender’s rights or remedies under any Loan Document; or (5) the practical realization of Lender’s rights and remedies under the Loan Documents.

“Material Business Agreement” means any agreement, including without limitation, each of the Consignment Agreements, that if terminated, rescinded, or breached could reasonably be expected to have a Material Adverse Effect on any Loan Party.

“Maturity Date” means the earlier of (1) the Termination Date or (2) the date on which the Revolving Commitment is reduced to zero or otherwise terminated.

“Maximum Borrowing Amount” means, at any time, an amount equal to the lesser of (1) the Revolving Commitment minus all Reserves and (2) the Borrowing Base.

“Maximum Rate” means the maximum rate of interest permitted under applicable law from time to time in effect.

“Mortgages” means each mortgage or other agreement that conveys or evidences a Lien on Owned Real Property that secures any Obligation.

“Multiemployer Plan” means a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

“Net Orderly Liquidation Value” means the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of Borrowers’ Inventory, determined on a category by category basis, that is estimated to be recoverable in an orderly liquidation as determined from time to time by reference to the most recent Inventory appraisal acceptable to Lender in its Discretion. Net Orderly Liquidation Value is expressed as a percentage of the respective appraised values of types of Eligible Inventory.

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“Net Proceeds” shall mean, in connection with the sale or other disposition of any Collateral or other assets, the difference between (i) the aggregate amount of cash or cash equivalents received by a Loan Party or Subsidiary in connection with such sale or disposition and (ii) all reasonable and customary costs and expenses actually incurred in connection with such sale or disposition.

“Notice” is defined under Section 15.7.

“Obligations” means any and all loans, advances, debts, liabilities, obligations, covenants, and duties (absolute, contingent, matured, or unmatured) owing by any one or more of the Loan Parties to Lender (or to any of its direct or indirect Subsidiaries or Affiliates) of any kind or nature, present or future (including any interest accruing after maturity or the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, or similar proceeding relating to any Loan Party, whether a claim for post filing or postpetition interest is allowed in that proceeding), whether evidenced by any note, Guaranty, or other instrument, whether arising under any agreement, instrument, or document (including the Loan Documents), whether for the payment of money, whether arising by reason of extending credit, opening a letter of credit, loan, equipment lease, or guarantee, under any Hedging Contract (other than, with respect to any Guarantor, the Excluded Hedging Obligations of that Guarantor, if any) or out of Lender’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including any and all of each Loan Party’s Indebtedness and liabilities under the Loan Documents or under any other agreement between Lender and any Loan Party and any amendments, extensions, renewals, or increases and all Expenses Lender incurs in the documentation, negotiation, modification, enforcement, collection, or otherwise in connection with any of the preceding, and all obligations of any Loan Party to Lender to perform acts or refrain from taking any action.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liability” of a Person means: (1) any obligation under a sale and leaseback transaction that is not a Capital Lease; (2) any so-called “synthetic lease” or “tax ownership operating lease” transaction; (3) the amount of obligations outstanding under any asset securitization or similar transaction on any determination date that would be characterized as principal if that asset securitization or similar transaction were structured as a secured lending transaction rather than as a purchase; or (4) any other transaction (excluding operating leases for purposes of this clause (4)) that is the functional equivalent of or takes the place of borrowing but that is not a liability on that Person’s balance sheet. The amount of any Off-Balance Sheet Liability is calculated based on the aggregate amount of obligations outstanding under the transaction on any determination date that would be characterized as principal if the transaction were structured as a secured lending transaction, whether or not shown as a liability on that Person’s balance sheet, all in a manner reasonably satisfactory to Lender.

“Original Indebtedness” is defined under Section 7.8(f).

“Original Loan Agreement” means that certain Loan and Security Agreement, dated as of February 9, 2023, by and among the Borrowers and Lender, as assignee of GemCap Solutions, LLC, a Delaware limited liability company.

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“Owned Real Property” means all Real Property listed on Schedule 1.2(a).

“parent” is defined in the defined term “Subsidiary.”

“Pass-Through Loan Parties” means each Loan Party that is a limited liability company, a subchapter S corporation, or any other entity that is disregarded for federal and state income tax purposes while it has elected to be treated as a pass through entity for federal and state income tax purposes.

“Pass-Through Owner” is defined under the defined term “Permitted Dividends.”

“Payment Office” means the office that Lender specifies in writing to the Loan Party Representative.

“Perfection Certificate” means the perfection certificate or perfection certificates provided by Borrowers to Lender.

“Permitted Dividends” means dividends and distributions that meet each of the following conditions: (1) they are allowed under all applicable law; (2) no Event of Default or Default exists or would occur after giving pro forma effect to the dividend or distribution; and (3) they are made by a Pass-Through Loan Party to its members or shareholders in an aggregate amount equal to the Increased Tax Burden of its shareholders and members (each, a “Pass-Through Owner”). Permitted Dividends may be made on a quarterly basis to allow each Pass-Through Owner to pay estimated taxes during the course of the taxable year using reasonable estimates of the anticipated aggregate amount of Permitted Dividends for that taxable year at the time of payment, provided, that, in the event that the Permitted Dividends made with respect to a taxable year exceed the tax liability attributable to the final taxable income of the Borrower and its Subsidiaries for such period, then the Permitted Dividends for the following calendar quarter shall be reduced by such excess; and provided, further, that if the amount of such excess is greater than Seventy-Five Thousand and No/100 Dollars ($75,000) in the aggregate at any time, Borrowers must cause the recipients of the excess installments to return the excess Seventy-Five Thousand and No/100 Dollars ($75,000) to Borrowers within ten (10) days of it becoming known that excess installments were made.

“Permitted Holders” means 1847 Holdings.

“Permitted Liens” means (1) Liens in favor of Lender; (2) Liens for taxes, assessments, or other Charges that (x) are not delinquent or (y) are being contested in good faith by appropriate proceedings that stay the enforcement of those Liens and with respect to which proper reserves have been taken by the Loan Parties in accordance with GAAP (but only if these Liens have no effect on the priority of Lender’s Liens or the value of the Collateral, and a stay of enforcement of the Lien is in effect); (3) deposits or pledges to secure obligations under worker’s compensation, social security, or similar laws, or under unemployment insurance or general liability or product liability insurance; (4) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, performance bonds, surety and appeal bonds, and other similar obligations arising in the ordinary course of any Loan Party’s business; (5) mechanics’, workers’, materialmen’s, warehousemen’s, common carriers’, landlord’s or other similar Liens arising in the ordinary course of any Loan Party’s business with respect to obligations that are not due or that are being contested in good faith by the applicable Loan Party; (6) Liens placed on equipment and real estate assets acquired to secure a portion of the purchase price (but only if the Lien does not encumber any other of the Loan Parties’ property); (7) zoning restrictions, easements, encroachments, rights of way, restrictions, leases, licenses, restrictive covenants, and other similar title exceptions or Liens affecting Real Property, none of which materially impairs the use or value of that Real Property; and (8) Liens disclosed on Schedule 1.2(b) (but only if the principal amount secured is not increased and no additional assets become subject to the Lien).

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“Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity, or Governmental Body.

“Plan” means any employee benefit plan under Section 3(3) of ERISA, maintained for employees of any Loan Party or any member of the Controlled Group or any such Plan to which any Loan Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“Pledge Agreement” means one or more Pledge Agreements dated on or about the Closing Date with respect to the Pledged Equity Interests, by and among one or more of the Loan Parties and Lender, with each Pledge Agreement being acknowledged by the Loan Party issuing such Pledged Equity Interests, and as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Equity Interests” is defined in Section 4.21.

“Prepayment Fee” is defined in Section 13.1.

“Primary Obligor” is defined under the defined term “Guaranty.”

“Prime Rate” means the per annum rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States (or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Lender) or any similar release by the Federal Reserve Board (as determined by the Lender)). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Projections” is defined in Section 5.6(a).

“RCRA” means the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.).

“Real Property” means the Loan Parties’ owned and leased real property.

“Refinance Indebtedness” is defined under Section 7.8(f).

“Register” is defined in Section 15.4(c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” is defined in Section 5.8(b).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Reserves” means any reserves that Lender in its Discretion deems necessary to maintain with respect to the Collateral or any Loan Party (including for: accrued and unpaid interest on the Obligations, liquidation Expenses, Hedging Obligations volatility reserves, the Dilution Reserve, rent at locations leased by any Loan Party and for consignee’s, warehousemen’s, and bailee’s charges, Inventory shrinkage, slow moving inventory, obsolete inventory, changes in Inventory composition or mix, customs charges and shipping charges related to any Inventory in transit, customer deposits, amounts owed to tooling vendors, future warranty and maintenance claims, contingent liabilities, indemnified liabilities, uninsured or underinsured losses, and for taxes, fees, assessments, and other governmental charges (including ad valorem, personal property, sales, and other taxes that may have priority over Lender’s Liens)).

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“Revolving Commitment” means Lender’s commitment under this Agreement to make Revolving Loans available to Borrowers. The Revolving Commitment is Fifteen Million and No/100 Dollars ($15,000,000) on the Closing Date.

“Revolving Exposure” means, at any time, the sum of the outstanding principal amount of Revolving Loans.

“Revolving Loan” means a Loan made under Section 2.1.

“Sanctioned Country” means, at any time, a country, region or territory that is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (ii) any Person located, organized or resident in a Sanctioned Country or (iii) any Person Controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC or the U.S. Department of State or (ii) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“SOFR Loan” means each portion of a Loan that bears interest at a rate determined by reference to Term SOFR (other than pursuant to clause (iii) of the definition of “Base Rate”).

“Specified Amount” means (i) in the case of a termination of this Agreement pursuant to Section 13.1, the Revolving Commitment in effect prior to giving effect thereto, and (ii) in the case of repayment of (or demand of the repayment of) the Obligations in full for any reason, the Revolving Commitment in effect at such time (prior to giving effect to any termination of the Revolving Commitment pursuant to Section 11.1 or otherwise).

“Specified Period” means, with respect to each specific Borrowing Base Certificate delivered to Lender (the “Current Borrowing Base Certificate”), the period from the last date included in a Borrowing Base Certificate previously delivered to Lender through and including the date that is two (2) Business Days before the date of the Current Borrowing Base Certificate.

“Subordinated Indebtedness” means all of the Indebtedness owed by any Borrower to any Person pursuant to terms and conditions (including terms relating to interest, fees, repayment and subordination) satisfactory to Lender in its sole discretion, (a) the repayment of which is subordinated to the repayment of the Obligations and (b) with respect to which the Liens securing such Indebtedness, if any, are subordinated to Lender’s Liens, in each case, pursuant to the terms of a Subordination Agreement.

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“Subordinated Indebtedness Documents” means all instruments, agreements and documents executed in connection with any Subordinated Indebtedness.

“Subordination Agreement” means a subordination agreement approved by, and in form and substance satisfactory to, Lender in its sole discretion, as the same may be amended, restated, supplemented, or otherwise modified from time to time pursuant to the terms thereof.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if the financial statements were prepared in accordance with GAAP, as well as any other Person (1) of which Equity Interests representing more than 50% of the Equity Interest or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, Controlled, or held, or (2) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent.

“Target” means Target Corporation, a Minnesota corporation, together with its Affiliates.

“Term SOFR” means the forward-looking term rate based on SOFR as published by the Term SOFR Administrator for a one-month period on the day that is two (2) Business Days prior to the first day of such one-month period, as such rate is published by the Term SOFR Administrator; provided, that, if the Lender determines that any such lookback or other conventions for this rate selected is not administratively, operationally, or technically feasible for the Lender, then the Lender may establish another convention in its sole discretion, including a SOFR rate based on a different time period; provided, further, that if Term SOFR determined as provided above (including pursuant to the first proviso above) shall be less than the Floor, then Term SOFR shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means September 11, 2026.

“Toxic Substances” means any material that has been shown to have an adverse effect on human health or that is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Section 2601 et seq., applicable state law, or any other present and future applicable Federal or state laws related to toxic substances, and includes asbestos, polychlorinated biphenyls (PCBs) and lead based paints.

“UCC” means the Uniform Commercial Code as in effect from time to time in New York (but if the law, perfection, or the effect of perfection or non-perfection of any Lien on any Collateral is governed by the Uniform Commercial Code in effect in a different jurisdiction, “UCC” means the Uniform Commercial Code as in effect in that other jurisdiction with respect to perfection or the effect of perfection or non-perfection).

“UFCA” is defined in Section 14.4.

“UFTA” is defined in Section 14.4.

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“Undrawn Availability” means, as of any determination date, an amount equal to (x) the Maximum Borrowing Amount, minus (y) the sum of (1) the Revolving Exposure, plus (2) all amounts owed to each Borrower’s trade creditors that are outstanding sixty (60) or more days beyond the due date, plus (3) fees and Expenses that any Loan Party is liable for but that have not been paid or charged to the Loan Account, plus (4) all amounts owing for taxes that are past due.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Waivers” means all landlord’s waivers, warehouseman’s waivers, creditor’s waivers, mortgagee waivers, consignee acknowledgments, processing facility and bailee waivers, and customs broker waivers that are executed and delivered in connection with this Agreement.

1.3 UCC Terms. Unless defined in the Loan Documents, all terms used in the Loan Documents and defined in the UCC have the meaning given in the UCC. These UCC terms include: “Account, “Account Debtor,” “Certificated Security,” “Chattel Paper,” “Commercial Tort Claim,” “Commodities Account, “Deposit Account,” “Document,” “Equipment,” “Farm Products,” “Financial Asset,” “Fixture,” “General Intangible,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Lease,” “Lessor,” “Letter-of-Credit Rights,” “money,” “Payment Intangibles,” “Proceeds,” “Product,” “Record,” “Secured Party,” “Securities Account,” “Security,” “Security Entitlement,” “Security Interest,” and “Supporting Obligation.”

1.4 General Construction. When computing time periods from a specified date to a later specified date, “from” means “from and including” and “to” and “until” each mean “to but excluding.” In the Loan Documents: (1) all references to laws and statutes include all regulations and Governmental Body interpretations; (2) all references to laws, statutes, and regulations include any amendments, renewals, extensions, replacements, or successor laws, statutes, or regulations; (3) any definition of or reference to any agreement, instrument, or other document means the agreement, instrument, or other document as from time to time amended, amended and restated, supplemented, modified, substituted, or replaced; (4) any reference to any Person includes that Person’s successors and assigns (and if the Person is a natural person, that Person’s heirs, executors, and personal representatives) and, unless expressly stated otherwise, its Subsidiaries; (5) the words “herein,” “hereof,” and “hereunder,” and words with similar meanings, refer to this Agreement in its entirety and not any particular provision or section; (6) “discretion” when not capitalized means a determination made by Lender in its sole and absolute discretion; (7) any reference to payment, repayment, or prepayment means payment in immediately available funds in Dollars; (8) any pronoun covers all genders; (9) wherever appropriate in the context, terms used in the Loan Documents in the singular also include the plural and vice versa; (10) any reference to any Loan Document or any other document, agreement, instrument, report, certificate, or other similar deliverable means that the Loan Document or other deliverable is satisfactory in form and substance to Lender in its discretion; (11) the words “include,” “includes,” and “including” are treated as being followed by “without limitation”; and (12) captions used in the Loan Documents are for convenience only and are not taken into account in interpreting the document. All financial and Borrowing Base calculations must be performed with Inventory valued on a first-in, first-out basis, at the lower of cost or market value. A Default or an Event of Default exists at all times during the period beginning on the date that it occurs to the date on which it is waived in writing by Lender or, in the case of a Default, is cured within any cure period expressly provided for in this Agreement. All covenants are given independent effect so that if a particular action or condition is not permitted by any covenant, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant does not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties in the Loan Documents are given independent effect so that if a particular representation or warranty is incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached does not affect the incorrectness or a breach of a representation or warranty.

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1.5 Time. Unless otherwise specified, all time references in the Loan Documents are to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day.

1.6 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.7 Rates. Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation, administration, submission, calculation or selection of, or any other matter related to, the Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Lender may select information sources or services in its reasonable discretion to ascertain the Benchmark (or any component definition thereof or rates referenced in the definition thereof) pursuant to the terms of this Agreement, and shall have no liability to Borrower or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error by, or any calculation of any such rate (or component thereof) provided by, any such information source or service.

ARTICLE 2

ADVANCES, PAYMENTS

2.1 Revolving Loans. Subject to the terms and conditions in this Agreement, Lender will make Revolving Loans to Borrowers in aggregate amounts outstanding at any time before the Maturity Date equal to the Maximum Borrowing Amount. This Agreement evidences the obligation of the Borrower to repay the Revolving Loans, and, from and after the Closing Date, it is intended that this will be a “noteless” credit agreement; provided, however, at the request of Lender at any time, Borrowers agree that they will prepare, execute and deliver to Lender an amended and restated promissory note payable to the order of Lender and in a form approved by Lender in its sole discretion.

2.2 Borrowing Procedure.

(a) The Loan Party Representative must submit a request in writing before 11:00 AM (Eastern) on the date of a proposed Loan, specifying (1) the date of the proposed Loan (which must be a Business Day); and (2) the amount of the Loan, which must be in an amount that will not cause the Revolving Exposure (after giving effect to the incurrence of such Loan) to exceed the Maximum Borrowing Amount; provided, that Lender may in its Discretion, elect to accept as timely requests that are received later than 11:00 AM (Eastern) on the applicable Business Day.

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(b) Concurrent with each request for a Loan pursuant to Section 2.2(a), Loan Party Representative shall deliver to Lender a fully completed Borrowing Base Certificate certified by an Authorized Officer of Loan Party Representative as being true and correct. Concurrent with the delivery of the Borrowing Base Certificate, Loan Party Representative shall provide a written report to Lender of all returns, and all material disputes, claims and other deductions, together with sales and other reports and supporting information relating to the Accounts, in each case, as of such date and as required by Lender. Lender shall have the right to review and adjust any calculations made in a Borrowing Base Certificate (i) to reflect Lender’s estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Reserves then in effect. In no event shall the Borrowing Base on any date be deemed to exceed the amount of the Borrowing Base shown on the Borrowing Base Certificate last received by Lender prior to such date, as such Borrowing Base Certificate may be adjusted from time to time by Lender as authorized herein. If Loan Party Representative fails to deliver to Lender the Borrowing Base Certificate on the date when due, then notwithstanding any of the provisions contained in this Agreement or in any other Loan Document to the contrary, Lender may suspend honoring any requests for Loans until a current Borrowing Base Certificate is delivered to Lender.

2.3 Loan Disbursement. All Loans will be disbursed from an office or location that Lender designates from time to time. Revolving Loans may be borrowed, repaid, and reborrowed in accordance with the Loan Documents. If funded by Lender, Lender will make the proceeds of each Revolving Loan requested by the Loan Party Representative available to it by crediting the Loan to Borrower’s operating account designated by Borrower to the Lender, in writing. Revolving Loans advanced for the payment of any interest due and owing on the Obligations or for the payment of any fees or other expenses described in this Agreement shall be treated as a request by the Loan Party Representative and will be disbursed to Lender and applied to the obligation or liability related to the deemed request.

2.4 Maximum Advances. Borrowers may not at any time allow the Revolving Exposure to exceed the Maximum Borrowing Amount (and if it does for any reason Borrowers must immediately and without demand pay the excess to Lender).

2.5 Loan Repayment.

(a) The Loans are due and payable in full on the Termination Date (subject to earlier prepayment as provided in this Agreement).

(b) Checks, notes, drafts, or other similar items may not be immediately collectible. Accordingly, when calculating outstanding availability, each payment item deposited in the Cash Concentration Account is treated as received by Lender (and Lender will provisionally credit the Loan Account) on the Business Day immediately following the day on which Lender receives actual possession of the payment item for deposit to the Cash Concentration Account. In consideration for this accommodation, Borrowers agree that in calculating interest and other charges and fees, all payment items deposited in the Cash Concentration Account are treated as having been credited to the Loan Account on the second Business Day immediately following the Business Day on which the payments are treated as having been received by Lender under this Section. Each Control Agreement applicable to a Cash Concentration Account shall provide for the daily sweep of funds in such Cash Concentration Account to a deposit account specified by Lender from time to time for application to the Obligations in the order and manner Lender determines in its discretion (including Hedging Obligations owed to Lender and its Affiliates, if any).

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(c) Lender does not have to credit the Loan Account for any payment item that is not satisfactory to Lender in its discretion. All credits are provisional and are subject to verification and final settlement. Lender may charge the Loan Account for any payment item that is returned unpaid or otherwise not collected. Any information and data reported to Borrowers under any service that is received before final posting and confirmation is subject to correction. Lender has no liability for the content of any preliminary service-related information.

(d) The Loan Parties must pay all payments under the Loan Documents to Lender (without any deduction whatsoever, including any setoff, recoupment, or counterclaim), at the Payment Office, not later than 11:59 a.m. (Eastern), on the due date, in Dollars. Lender may in its discretion pay any Obligations due under the Loan Documents (or other amounts any Loan Party is required to pay under the Loan Documents) by charging the Loan Account, by making Advances, or by debiting any account of any Loan Party which is subject to Lender’s control.

(e) Mandatory Prepayments.

(1) Asset Sales. Upon any Loan Party’s receipt of the Net Proceeds of the sale or other disposition of any Collateral or other assets outside the ordinary course of such Loan Party’s business (including Real Property and with respect to sales and other dispositions allowed by Section 7.1), Borrowers must pay the proceeds to Lender as a mandatory prepayment of the Obligations, in each case, except as Lender may have otherwise agreed in writing.

(2) Debt and Equity Issuance. If any Loan Party issues or incurs Indebtedness (other than Indebtedness described in Section 7.8), or if any Loan Party issues any Equity Interests, Borrowers must by no later than one (1) Business Day after the receipt by Borrowers of (i) the net cash proceeds from any such issuance or incurrence of Indebtedness or (ii) the net cash proceeds of any issuance of Equity Interests, as applicable, pay the proceeds to Lender as a mandatory prepayment of the Obligations, in each case, except as Lender may have otherwise agreed in writing.

(3) Extraordinary Receipts. When any Loan Party or any of its Subsidiaries receives any Extraordinary Receipts, Borrowers must, no later than one (1) Business Day after the receipt by Borrowers of the Extraordinary Receipts, pay the proceeds to Lender as a mandatory prepayment of the Obligations, except as otherwise agreed to by Lender in writing.

(4) Application. Lender will apply prepayments to the Obligations in the order and manner it determines in its discretion (including cash collateralization of all Obligations relating to any outstanding Hedging Obligations owed to Lender and its Affiliates, if any).

(5) No Consent. Nothing in this Section is to be treated as consent or implied consent to any sale, transaction, or occurrence that is not expressly allowed by the Loan Documents.

2.6 Statements. Lender will maintain a loan account in accordance with its customary procedures in Borrowers’ name (the “Loan Account”) in which it will record, among other things, the date and amount of each Advance and the date and amount of each payment (but Lender’s failure to record this information does not affect Lender’s rights, create any liability, or release any Loan Party from any liability).

2.7 Additional Payments. Any amounts expended by Lender due to any Loan Party not performing or complying with its obligations under any Loan Document (including under Sections 4.2, 4.4, 4.6, 4.12, 4.13, 4.15, 6.7, and 15.6) may be charged to the Loan Account as a Revolving Loan and added to the Obligations.

2.8 Use of Proceeds. Borrowers may only use the Advances (1) to repay Indebtedness on the Closing Date in accordance with payoff letters received by (and in form and substance satisfactory to) Lender; (2) to pay fees and Expenses relating to the transactions contemplated by the Loan Documents; and (3) for general corporate purposes and working capital needs allowed under this Agreement.

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ARTICLE 3

INTEREST AND FEES

3.1 Interest.

(a) Interest on the Loans is payable in arrears on the first (1st) day of each month. Interest charges are computed on the actual principal amount of Loans outstanding during the applicable period.

(b) Subject to Section 3.9, all Loans bear interest at a rate per annum equal to the lesser of (i) Term SOFR plus the Applicable Margin and (ii) the Maximum Rate. If any Loan is converted to a Base Rate Loan in accordance with Section 3.9 or as otherwise set forth herein, such Base Rate Loan shall bear interest at a rate per annum equal to the lesser of (i) Base Rate plus the Applicable Margin and (ii) the Maximum Rate

(c) While an Event of Default exists, the Obligations bear interest at the Default Rate.

3.2 [Reserved].

3.3 Unused Facility Fee. If during any month the average daily Revolving Exposure for each day of the month does not equal the Revolving Commitment, then Borrowers must pay to Lender a fee at a rate per annum equal to the Applicable Unused Facility Fee Percentage multiplied by the amount that the Revolving Commitment exceeds the average daily Revolving Exposure. These fees are payable in arrears on the first (1st) day of each month and on the Maturity Date.

3.4 Collateral Fees. Borrowers must pay Lender a collateral monitoring fee in the amount of Five Thousand and No/100 Dollars ($5,000) on (a) the Closing Date and (b) the first (1st) day of each calendar month after the Closing Date.

3.5 Closing Fee. Borrowers must pay Lender a closing fee in the amount of Two Hundred and Twenty-Five Thousand and No/100 ($225,000) on the Closing Date.

3.6 Computing Interest and Fees; Conforming Changes.

(a) Interest and fees are computed on the basis of a year of 360 days for the actual number of days elapsed. If any payment is due on a day that is not a Business Day, the due date is extended to the next Business Day (and interest on that payment is payable at the applicable interest rate during that extension). Except as specifically provided in the next Section, all interest, fees, and other amounts due to Lender under the Loan Documents are earned in full on the date when due and are not subject to rebate or proration for any other reason.

(b) In connection with the use or administration of Term SOFR, Lender may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Lender will promptly notify Loan Party Representative of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

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3.7 Maximum Interest; Controlling Limitation.

(a) Maximum Interest. In no event whatsoever may interest, fees, and other charges charged under the Loan Documents exceed the Maximum Rate. If interest, fees, and other charges would exceed the Maximum Rate, then the actual rate of interest shall be the Maximum Rate, and, if in the future, the interest rate would otherwise be less than the Maximum Rate, then the interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.7, have been paid or accrued if the interest rate otherwise provided by this Agreement had at all times been in effect, then Borrowers shall, to the fullest extent permitted by applicable law, pay to Lender an amount equal to (a) the lesser of (i) the amount of interest which would have been paid or accrued if the Maximum Rate had, at all times, been in effect and (ii) the amount of interest which would have been paid or accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect, less (b) the amount of interest actually paid or accrued under this Agreement.

(b) Controlling Limitation. Lender, each Borrower and each other Loan Party each hereby acknowledge, agree, and declare that it is its intention to expressly comply with all applicable laws in respect of limitations on the amount or rate of interest that can legally be contracted for, charged or received under or in connection with the Loan Documents. Notwithstanding anything to the contrary contained in any Loan Document (even if any such provision expressly declares that it controls all other provisions of the Loan Documents), in no contingency or event whatsoever shall the amount of interest (including the aggregate of all charges, fees, benefits, or other compensation which constitutes interest under any applicable law) under the Loan Documents paid by Borrowers or any other Loan Party, received by Lender, agreed to be paid by Borrowers or any other Loan Party, or requested or demanded to be paid by Lender exceed the Maximum Rate, and all provisions of the Loan Documents in respect of the contracting for, charging, or receiving compensation for the use, forbearance, or detention of money shall be limited as provided by this Section 3.7. In the event any such interest is paid to Lender by Borrowers or any other Loan Party in an amount or at a rate which would exceed the Maximum Rate, then, notwithstanding any entry on Lender’s books otherwise, such excess shall conclusively be deemed to be automatically applied to any unpaid amount of the Obligations other than interest, in inverse order of maturity, or if the amount of such excess exceeds said unpaid amount, such excess shall be refunded to Borrowers or such other applicable Loan Party. All interest paid, or agreed to be paid, by Borrowers or any other Loan Party, or taken, reserved, or received by Lender shall be amortized, prorated, spread, and allocated in respect of the Obligations throughout the full term of this Agreement. Notwithstanding any provision contained in any of the Loan Documents, or in any other related documents executed pursuant hereto, the Lender shall not be entitled to charge, receive, take, reserve, collect, or apply as interest any amount which, together with all other interest under the Loan Documents, would result in a rate of interest under the Loan Documents in excess of the Maximum Rate and, in the event the Lender ever charges, receives, takes, reserves, collects, or applies any amount in respect of Borrowers or any other Loan Party that otherwise would, together with all other interest under the Loan Documents, be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Obligations other than interest and, if the principal balance thereof is paid in full, any remaining excess shall forthwith be refunded to the Borrowers or such other applicable Loan Party. Each Loan Party and the Lender shall, to the maximum extent permitted under any applicable law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge, expense, or reimbursement for a third-party expense rather than as interest and (ii) exclude prepayments, acceleration, and the effect thereof. Nothing in any Loan Document shall be construed or so operate as to require or obligate Borrowers or any Loan Party to pay any interest, fees, costs, or charges greater than is permitted by any applicable law. Subject to the foregoing, each Loan Party hereby agrees that the actual effective rate of interest from time to time existing under the Loan Documents, including all amounts agreed to by the Loan Parties pursuant to and in accordance with the Loan Documents which may be deemed to be interest under any applicable law, shall be deemed to be a rate which is agreed to and stipulated by the Loan Parties and the Lender in accordance with applicable law.

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3.8 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender or (ii) impose on the Lender any other condition, cost or expense affecting this Agreement or Loans made or maintained by the Lender, and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Loan or of maintaining its obligation to make any Loan, or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or its lending office or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the commitments of the Lender or the Loans made or maintained by the Lender, to a level below that which the Lender or its holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement; Delay in Requests. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company as specified in the foregoing paragraph (a) or (b) and delivered to the Loan Party Representative shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. Failure or delay on the part of the Lender to demand compensation pursuant to this Section 3.8 shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate the Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that the Lender notifies the Loan Party Representative of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

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3.9 Alternate Rates.

(a) Temporary Unavailability of Term SOFR. Subject to Section 3.9(b) below, if:

(1) the Lender shall determine (which determination shall be conclusive absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof or that adequate and reasonable means do not exist for ascertaining Term SOFR; or

(2) the Lender shall determine that Term SOFR will not adequately and fairly reflect the cost of making or maintaining its Loans;

then Lender shall give notice thereof to Borrowers as promptly as practicable thereafter and, until Lender notifies Borrowers that the circumstances giving rise to such notice no longer exist, all Obligations shall commence bearing interest at a rate per annum equal to the lesser of (i) Base Rate plus the Applicable Margin and (ii) the Maximum Rate.

(b) Effect of Benchmark Transition Event.

(1) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Lender and Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Lender has posted such proposed amendment to Borrowers. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.9(b) will occur prior to the applicable Benchmark Transition Start Date.

(2) Benchmark Replacement Conforming Changes. In connection with the implementation of Term SOFR or a Benchmark Replacement, the Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(3) Notices; Standards for Decisions and Determinations. The Lender will promptly notify Loan Party Representative of (1) any occurrence of a Benchmark Transition Event, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Lender pursuant to this Section 3.9(b) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.9(b).

(4) Benchmark Unavailability Period. Upon Loan Party Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, all Loans shall be made as, or converted to, Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon Term SOFR will not be used in any determination of the Base Rate.

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(5) Illegality of SOFR Loans. In the event that on any date the Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its SOFR Loans has become unlawful as a result of compliance by the Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), including any rule or regulation adopted by the NAIC or its Securities Valuation Office, the Lender shall give notice (which may be by electronic mail) to Loan Party Representative of such determination. After such notice (1) the obligation of the Lender to make Loans as SOFR Loans shall be suspended until such notice shall be withdrawn by the Lender, (2) to the extent such determination by the Lender relates to a Loan then being requested by Borrowers pursuant to a funding request, the Lender shall make such Loan as a Base Rate Loan, and (3) the Lender’s obligation to maintain its outstanding SOFR Loans (the “Affected Loans”) shall be terminated and the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.

3.10 [Reserved].

3.11 Compensation for Losses. Upon demand of the Lender from time to time, the Borrowers shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of (a) any payment or prepayment of any Loan accruing interest at Term SOFR on a day other than the last day of an interest period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise) or (b) any failure by the Borrowers (for a reason other than the failure of the Lender to make a Loan) to prepay or borrow any Loan accruing interest at Term SOFR on the date or in the amount notified by the Borrowers, including any loss or expense arising from the liquidation or reemployment of funds or from any fees payable.

3.12 Survival. All of Borrowers’ obligations under Section 3.8 and Section 3.11 shall survive termination of the Revolving Commitment and repayment of the Obligations.

ARTICLE 4
COLLATERAL: GENERAL TERMS

4.1 Security Interest. Pursuant to the Original Loan Agreement, each Borrower granted to Lender a continuing security interest in and Lien upon all of its Collateral, whether now in existence or hereafter created or acquired and wheresoever situated, as well as in the cash and non-cash proceeds thereof, including insurance proceeds.  All such security interests and Liens are hereby renewed and continued and shall remain in full force and effect as security for the Obligations.  All of the Obligations (including those in existence on the date hereof under the Original Loan Agreement) shall continue to be secured, without interruption, by all such security interests and Liens granted in accordance with the Original Loan Agreement, as amended and restated hereby.  To secure the prompt payment and performance of the Obligations (solely to the extent it has not previously done so, but with express intent not to invalidate or impair any such previous grant or to create a novation or accord and satisfaction), each Loan Party grants to Lender (and each of its Affiliates) a continuing Lien on, security interest in, pledge of, and assignment of all of its Collateral. Each Loan Party must promptly give Lender written notice of all commercial tort claims (including the case name, court it is pending in, and a brief description of each claim) and upon Lender receiving the notice that Loan Party is treated as having granted to Lender a security interest and Lien in and to those commercial tort claims and all proceeds thereof. In addition, to secure the payment and performance of the Obligations, each Loan Party must also assign, pledge, and grant to Lender a first priority Mortgage on its Owned Real Property.

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4.2 Perfection. Each Loan Party must immediately take all action that Lender requests to maintain the validity, perfection, enforceability, and priority of Lender’s Lien on the Collateral or to enable Lender to protect, exercise, or enforce its rights under the Loan Documents and in the Collateral, including: (1) immediately discharging all Liens other than Permitted Liens; (2) obtaining any Waivers that Lender may request in its discretion, together, with respect to the Consigned Inventory, the applicable financing statements and other deliverables required of each Eligible Consignee; (3) delivering to Lender, endorsed (or accompanied by any assignments that Lender may specify) and stamping or marking, as Lender may specify, all Chattel Paper, Instruments, letters of credit (and advices), and Documents that are part of the Collateral; (4) entering into lockbox and other custodial arrangements satisfactory to Lender; and (5) executing and delivering Control Agreements, pledges, Mortgages, notices, and assignments as requested by Lender in its discretion. Each Loan Party authorizes Lender to file against it one or more financing, continuation, or amendment statements. All Expenses and taxes that Lender incurs in doing any of the preceding will be charged to the Loan Account as a Revolving Loan and added to the Obligations (or, at Lender’s option, must be paid by Borrowers to Lender immediately on demand).

4.3 Dispositions. Each Loan Party must safeguard and protect all Collateral for Lender’s account and may not, except as expressly permitted by this Agreement, dispose of any Collateral (whether by sale, lease, or otherwise) other than the sale of Inventory in the ordinary course of business.

4.4 Preserving Collateral. Each Loan Party must cooperate fully with all of Lender’s efforts to preserve and protect the Collateral and must take any actions to preserve and protect the Collateral that Lender may request. When a Default Condition exists, Lender may from time to time in its discretion (and without any Loan Party’s consent), make Revolving Loans for Borrowers’ account that Lender in its discretion believes are necessary or desirable: (1) to preserve or protect any Collateral; (2) to enhance the likelihood of (or maximize the amount of) the repayment of the Obligations; or (3) to pay any amount chargeable to any Loan Party under the Loan Documents or applicable law. All of Lender’s Expenses referred to in this Section (including all Expenses related to bonding a custodian), will be charged to the Loan Account as a Revolving Loan and added to the Obligations.

4.5 Ownership. At all times with respect to all Collateral: (1) a Loan Party must be its sole owner and fully authorized and able to sell, transfer, pledge, and grant Lender a first priority Lien in it; (2) except for Permitted Liens, the Collateral must be free and clear of all Liens; (3) each document and agreement executed by each Loan Party or delivered to Lender in connection with the Collateral must be true and correct in all respects; (4) each Loan Party’s signatures and endorsements must be genuine and properly authorized; and (5) each Loan Party’s Inventory, including the Consigned Inventory may only be located at the locations listed on Schedule 4.5 (as may be updated from time to time by Loan Party Representative upon five (5) Business Days’ prior written notice to Lender with new locations in the United States that are acceptable to Lender in its Discretion) and may not be removed from those locations (except (a) selling Inventory in the ordinary course of business when an Event of Default does not exist, and (b) Inventory temporarily in transit from one location identified on Schedule 4.5 to another location identified on Schedule 4.5).

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4.6 Defending Lender’s Interests. Until (x) the Obligations are irrevocably paid and performed in full and (y) the Loan Documents are terminated in writing, Lender’s interests in the Collateral continue in full force and effect. Each Loan Party must defend Lender’s interests in the Collateral against all Persons. When an Event of Default exists, in addition to all other remedies available pursuant to this Agreement, at law, or in equity: (1) Lender may take possession of the Collateral (and the indicia of ownership of any Collateral) in whatever physical form contained (including labels, stationery, documents, instruments, and advertising materials); (2) at Lender’s request the Loan Parties must assemble the Collateral in the best manner possible and make it available to Lender at a place designated by Lender; (3) each Loan Party must, and Lender may, at its option, instruct all suppliers, carriers, forwarders, warehousers, consignees, or others receiving or holding cash, checks, Inventory, documents, or instruments in which Lender holds a Lien to deliver them to Lender and subject them to Lender’s order (and if they come into any Loan Party’s possession it must hold them in trust for Lender and immediately deliver them to Lender in their original form (together with any necessary endorsement)); (4) each Loan Party grants to Lender and its assignees an irrevocable, assignable, non-exclusive license (exercisable without royalty payments or other compensation) to use, assign, license, or sublicense any present or future Intellectual Property (including in the license or sublicense access to all media in which any of the licensed items may be recorded or stored and to all related computer programs); (5) each Loan Party grants to Lender and its assignees an irrevocable, assignable, non-exclusive license and lease or sublease to use, assign, license, or sublicense any leased Real Property or Owned Real Property (exercisable without paying any royalty, rent, or other compensation); (6) each Loan Party authorizes Lender to pay, purchase, contest, or compromise any Lien that in Lender’s discretion appears to conflict with Lender’s Liens (and to pay all related Expenses and to charge the Loan Account); (7) each Loan Party authorizes Lender to hire security guards or implement other security measures; (8) each Loan Party authorizes Lender to employ and maintain at any of each Loan Party’s premises a custodian (and each Loan Party grants the custodian full authority to do all acts necessary to protect and preserve the Collateral); (9) each Loan Party authorizes Lender to lease warehouse facilities to which all or part of the Collateral may be moved; (10) each Loan Party authorizes Lender to use any Loan Party’s owned or leased lifts, hoists, trucks, and other facilities or equipment to handle or remove Collateral; (11) each Loan Party authorizes Lender to enter the premises where Collateral is located, to take and maintain possession of the Collateral; and (12) Lender may at any time take any other steps that Lender in its discretion believes are necessary or desirable to protect and preserve the Collateral. All of Lender’s Expenses incurred in accordance with the preceding (including all Expenses related to bonding a custodian), will be charged to the Loan Account as a Revolving Loan and added to the Obligations.

4.7 Books and Records. Each Loan Party must: (1) keep complete and accurate books and records in which entries are made of all of its dealings and transactions; (2) establish accruals on its books for all Charges; and (3) on a current basis post on its books earnings, allowances against doubtful Accounts, advances and investments, and all other proper accruals (including for premiums due on required payments, and accruals for depreciation, obsolescence, or amortization). All requirements under this Section must be made in all material respects in accordance with GAAP consistently applied in the Loan Parties’ independent public accountants’ opinion.

4.8 Financial Disclosure. Each Loan Party irrevocably authorizes and directs its accountants and auditors at any time and promptly after Lender’s request to deliver to Lender copies of each Loan Party’s financial statements, trial balances, and other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Lender any information the accountants may have concerning each Loan Party’s financial status and business operations. Each Loan Party irrevocably authorizes all federal, state, and municipal authorities to furnish to Lender copies of reports or examinations relating to each Loan Party.

4.9 Laws; Insurance Requirements.

(a) Each Loan Party must comply with all laws, acts, rules, regulations, and orders of any Governmental Body (except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect).

(b) The Loan Parties must at all times cause all Collateral to be maintained strictly in accordance with the requirements of all insurance carriers that insure any of the Collateral so that all insurance remains in full force and effect.

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4.10 Inspections and Appraisals. Lender may at any time examine, audit, check, inspect, and make abstracts and copies of each Loan Party’s books, records, audits, correspondence, and all other materials related to the Collateral. Lender and its agents may at any time enter upon any of each Loan Party’s premises and any premises where any Collateral is located to examine, audit, inspect, or appraise the Collateral, to conduct field examinations, and to do the things provided in the preceding sentence. Lender may conduct examinations, audits, inspections, and appraisals at any time Lender elects, in each case, except as provided in the next sentence at the Loan Parties’ expense. Although Lender may conduct as many field examinations and appraisals as Lender desires, if no Default Condition has existed within sixty (60) days of the date on which an appraisal or an examination was ordered, then the Loan Parties are only required to pay for (a) two (2) field examinations in any 12-month period and (b) two (2) Inventory appraisals in any 12-month period; provided that, if Lender conducts a field examination or an appraisal that the Loan Parties would not be obligated to pay for and that examination or appraisal reveals that a Default Condition exists or that any material Reserve is appropriate, then the cost of that field examination or appraisal does not count against the limitations set forth herein. Appraisals and field examinations that occurred before the Closing Date also do not count against the limits in the preceding sentence.

4.11 Insurance. Each Loan Party bears the full risk of any loss with respect to the Collateral. At each Loan Party’s own cost and expense, in amounts and with carriers acceptable to Lender, each Loan Party must: (1) keep all properties and assets in which any Loan Party has an interest insured against fire, flood, sprinkler leakage, those other hazards covered by extended coverage insurance, and other hazards (and for such amounts) as Lender may require in its discretion and maintain business interruption insurance as is customary for companies engaged in businesses similar to each Loan Party’s; (2) maintain a bond in amounts that are customary for companies engaged in businesses similar to the Loan Parties insuring against larceny, embezzlement, and other criminal misappropriations; (3) maintain general and product liability insurance against claims for personal injury, death, or property damage suffered by others; (4) maintain worker’s compensation or similar insurance as required by law; and (5) furnish Lender with (a) a status report with respect to the renewal of all insurance no later than thirty (30) days before expiration, (b) evidence that all insurance has been renewed at least ten (10) days before expiration, and (c) lender-loss-payable, additional-insured, and mortgagee endorsements, naming Lender as an additional-insured, lender-loss-payee, and mortgagee, and providing (A) that all insurance proceeds for loss or damage to Collateral must be payable to Lender, (B) no insurance is affected by any act or neglect of the insured or property owner, and (C) that each policy and loss payable clause may not be cancelled, amended, or terminated without at least thirty (30) days’ prior written notice to Lender. The Loan Parties must provide copies of all insurance policies (including the appropriate lender-loss-payee and additional-insured endorsements) within five (5) days after Lender’s request. Each insurance carrier is directed by Lender and the Loan Parties to make all payments for all losses to Lender solely in Lender’s name (and not to a Loan Party or to a Loan Party and Lender jointly). If nonetheless any insurance losses are paid by check, draft, or other instrument payable to any Loan Party or to any Loan Party and Lender jointly, Lender may endorse each Loan Party’s name and do such other things as Lender may deem advisable to reduce the same to cash. Lender has the sole authority to adjust and compromise claims under insurance coverage with respect to Collateral and business interruption insurance, and, for the avoidance of doubt, should any Loan Party receive any payment for losses payable solely to such Loan Party or any of the other Loan Parties, the Loan Party Representative shall immediately notify Lender and shall deposit such amounts in the Cash Concentration Account in accordance with the provisions of Section 4.15. All insurance loss recoveries with respect to Collateral received by Lender may be applied to the Obligations in the order and manner determined by Lender in its discretion (and Lender will pay any surplus to the Loan Parties or as otherwise required by law). The Loan Parties must pay any deficiency to Lender on demand.

4.12 Paying Insurance. If any Loan Party does not obtain, maintain, or renew any insurance required by the Loan Documents, Lender may obtain and pay for it (but all premiums will be charged to the Loan Account as a Revolving Loan and added to the Obligations).

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4.13 Paying Taxes. Each Loan Party must pay, when due, all taxes, assessments, and other Charges levied or assessed against it or any of the Collateral, including real and personal property taxes, assessments, and Charges, and all franchise, income, employment, social security benefits, withholding, and sales taxes (except those being disputed in good faith, by expeditious and diligent protest, administrative or judicial appeal, or similar proceeding (but only if reserves are posted with Lender to protect Lender’s Lien on the Collateral)). If any tax is or may be imposed on Lender or any Collateral due to any transaction between Lender and any Loan Party, or other Charges are not paid when due, or if any claim is made which, in Lender’s discretion, may possibly create a Lien on the Collateral, Lender may without notice to the Loan Parties pay the taxes, assessments, or other Charges and each Loan Party indemnifies and holds Lender harmless for that payment. All payments by Lender under this Section will be charged to the Loan Account as a Revolving Loan and added to the Obligations.

4.14 Paying Leasehold Obligations. Each Loan Party must pay when due its obligations under all leases and must otherwise comply with all other terms of its leases and keep them in full force and effect and, at Lender’s request, provide evidence of having done so to Lender.

4.15 Accounts.

(a) Accounts. Each Account: (1) is a valid Account for a bona fide obligation incurred by the named Account Debtor; (2) is for the fixed amount stated in the invoice for a Borrower’s absolute sale or lease and delivery of goods on stated terms, or for work, labor, or services rendered by a Borrower on the date each Account is created; and (3) is due and owing without dispute, setoff, counterclaim, reduction, or defense.

(b) Solvency. Each Account Debtor is and will be solvent and able to pay all of its Accounts in full when due.

(c) Locations. Each Loan Party’s state of organization and chief executive office are located at the addresses listed on Schedule 4.15(c). Until the Loan Party Representative gives Lender thirty (30) days’ prior written notice, all records must be kept at the executive office listed on Schedule 4.15(c).

(d) Notification. Lender may at any time notify Account Debtors of Lender’s Lien on Borrowers’ Accounts. When an Event of Default exists, Lender may notify Account Debtors to make payments directly to Lender (and Lender then has the sole right to collect Accounts).

(e) Lender’s Power to Act on the Loan Parties’ Behalf. Lender may at any time receive, endorse, assign, and deliver in Lender’s or any Loan Party’s name any checks, drafts, and other instruments, and each Loan Party waives notice of presentment, protest, and non-payment of any instrument so endorsed. Each Loan Party appoints Lender and any of Lender’s designees as its attorney with power: (A) at any time to: (1) endorse each Loan Party’s name on any notes, acceptances, checks, drafts, money orders, or other evidences of payment or Collateral; (2) sign each Loan Party’s name on any invoice or bill of lading relating to any Accounts, drafts against Account Debtors, and assignments and verifications of Accounts; (3) send Account verifications to Account Debtors; and (4) to do all other acts and things necessary to carry out or implement the Loan Documents and the Loan Party’s obligations under law; and (B) at any time when an Event of Default exists to: (1) demand payment of the Accounts; (2) enforce payment of the Accounts by legal proceedings or otherwise; (3) exercise all of the Loan Parties’ rights and remedies with respect to collecting Accounts and any other Collateral; (4) settle, adjust, compromise, extend, or renew Accounts; (5) settle, adjust, or compromise any legal proceedings brought to collect Accounts; (6) prepare, file, and sign each Loan Party’s name on a proof of claim in bankruptcy (or other similar document) against any Account Debtor; and (7) prepare, file, and sign each Loan Party’s name on any notice of Lien, assignment, lien satisfaction, or other similar document. Each Loan Party ratifies and confirms all actions of the attorney or designee (and the attorney or designee is not liable for any acts of omission or commission or for any error of judgment or mistake of fact or of law). This power of attorney is coupled with an interest and is irrevocable while any of the Obligations remain unsatisfied or unperformed. When an Event of Default or a Default exists, Lender may change the address for delivery of mail to any Loan Party to any address that Lender may designate and Lender may receive, open, and dispose of all mail addressed to any Loan Party.

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(f) No Liability. Lender does not have any liability for any error or omission or delay of any kind occurring in the settlement, collection, or payment of any of the Accounts or any instrument received in payment of Accounts, or for any damage resulting therefrom. Lender may accept the return of the goods represented by any of the Accounts (without notice to or consent by any Loan Party), all without discharging or in any way affecting any Loan Party’s liability.

(g) Adjustments. Without Lender’s prior written consent, no Loan Party may (1) compromise or adjust any Account (or extend the time for its payment) or (2) accept any returns of merchandise or grant any discounts, allowances, or credits (except those done in the ordinary course of Borrowers’ business and consistent with past practices that existed on the Closing Date and that have been disclosed to Lender in writing).

4.16 Cash Management.

(a) Borrowers must maintain with a financial institution acceptable to Lender any deposit accounts required by Lender, including Cash Concentration Accounts. Each deposit account must be subject to a lockbox agreement, a Control Agreement, or other control that is satisfactory to Lender in its sole discretion. Borrowers must instruct (and these instructions must be satisfactory to Lender in its discretion) all Account Debtors and other Persons obligated to any Loan Party to make, and Borrowers must ensure that all Account Debtors do make, all payments to a Cash Concentration Account.

(b) All funds in a Cash Concentration Account are Lender’s exclusive property and are subject to Lender’s sole control. Borrowers do not have control over or any interest in a Cash Concentration Account. All collections with respect to Collateral received by the Loan Parties: (1) are received in trust for Lender and as Lender’s fiduciary; (2) may not be commingled with any of the Loan Parties’ other funds or property and are held in trust for Lender and as Lender’s fiduciary; and (3) must on the day received be deposited into a Cash Concentration Account.

(c) Each Loan Party shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements providing for “full” cash dominion with respect to each deposit, securities, commodity or similar account maintained by such Person (other than (i) any payroll account, (ii) withholding Tax and fiduciary accounts, and (iii) zero balance accounts). Loan Parties shall not maintain cash on deposit in disbursement accounts in excess of the sum of (A) outstanding checks and wire transfers payable from such accounts plus (B) amounts necessary to meet minimum balance requirements.

(d) To the extent any Person remits payments to an incorrect deposit account or otherwise makes payments not in accordance with the provisions of this Section 4.16 or an applicable Loan Party’s payment direction, such Loan Party shall contact such Person and use its commercially reasonable efforts to redirect payment from such Person in accordance with the terms hereof and if such redirection is not possible, such Loan Party shall deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all such collections into a Cash Concentration Account, as applicable.

(e) Each Loan Party must pay to Lender on demand all fees and Expenses that Lender incurs in connection with (1) forwarding Advance proceeds and (2) establishing and maintaining the accounts required under the Loan Documents. Lender may (without making demand) charge all fees and Expenses any Loan Party is obligated to pay under the Loan Documents to the Loan Account as a Revolving Loan and add them to the Obligations.

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4.17 Equipment Maintenance. Each Loan Party must maintain its Equipment in good operating condition and repair (reasonable wear and tear excepted), in accordance with industry standards, and must make all necessary replacements and repairs so that its value and operating efficiency are maintained and preserved. No Loan Party may use or operate the Equipment in a way that violates any law, statute, ordinance, code, rule, or regulation.

4.18 No Liability. Nothing in this Agreement makes Lender any Loan Party’s agent for any purpose. Lender is not responsible or liable for any reason for any shortage, discrepancy, damage, loss, or destruction of any Collateral. Lender does not assume any of any Loan Party’s obligations under any contract or agreement assigned to Lender (and Lender is not responsible for any Loan Party’s obligation under any contract or agreement).

4.19 Environmental Matters.

(a) The Loan Parties must ensure that the Real Property complies with all Environmental Laws, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and the Loan Parties must ensure that no Hazardous Substances are on any Real Property (except as permitted by applicable law or appropriate Governmental Bodies).

(b) If any Loan Party obtains, gives, or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (each, a “Hazardous Discharge”), or receives any notice of violation, request for information, notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter, or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party’s interest in any Real Property (each, an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (each, an “Authority”), then the Loan Parties must immediately send a written notice to Lender detailing the facts and circumstances giving rise to the Hazardous Discharge or Environmental Complaint.

(c) The Loan Parties must immediately send to Lender copies of any request for information, notification of potential liability, or demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated, or used by any Loan Party to dispose of Hazardous Substances and must continue to forward copies of correspondence between any Loan Party and the Authority regarding such claims to Lender until the claim is settled. The Loan Parties must immediately forward to Lender copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Loan Party is required to file under any Environmental Laws. All information provided to Lender under the Loan Documents is provided solely to protect its Lien on the Collateral and does not create any obligation on Lender’s part.

4.20 Financing Statements. Except for financing statements filed with respect to Permitted Liens, no financing statement covering any of any Loan Party’s assets is on file in any public office or has been authorized by any Loan Party to be filed in any public office.

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4.21 Pledged Equity Interests.

(a) Except as provided in this subsection, each Loan Party grants a security interest in, Lien on, and pledges and collaterally assigns all of each Loan Party’s present and future rights and title to the Equity Interests of each present and future Subsidiary of each Loan Party (including those listed on Schedule 4.21) (all of the preceding and all proceeds, the “Pledged Equity Interests”). If, however, any grant hereunder would reasonably be expected to result in a material adverse tax consequence to the granting Loan Party with respect to its Equity Interests in a Foreign Subsidiary as determined by Lender in its Discretion, then for so long as any such grant would reasonably be expected to result in a material adverse tax consequence, the Pledged Equity Interests do not include any Equity Interests in that Foreign Subsidiary to the extent that it would cause more than 65% of the total combined voting power of all classes of capital stock or similar Equity Interests of any first-tier Foreign Subsidiary (i.e., a Foreign Subsidiary that is a subsidiary of a “United States person” as defined in Code section 7701(a)(30)) which are entitled to vote (within the meaning of Treasury Regulations section 1.956-2(c)(2)) to be pledged.

(b) Each Loan Party represents and warrants that (1) Schedule 4.21 is a complete and accurate list of each Loan Party’s (and its Subsidiaries’) issued and outstanding Equity; (2) the Loan Parties have executed appropriate transfer powers with respect to the Pledged Equity Interests and have deposited the Pledged Equity Interests and transfer powers with Lender; (3) all Pledged Equity Interests have been duly authorized, validly issued, are fully paid and non-assessable; (4) with respect to any certificates delivered to Lender representing any Pledged Equity Interests, either (x) they are Securities as defined in Article 8 of the UCC, or (y) if they are not Securities, then the Loan Parties must immediately inform Lender in writing so that Lender may take steps to perfect its Lien as a General Intangible (and no Loan Party may cause such certificates to become Securities as defined in Article 8 of the UCC without Lender’s prior written consent); (5) all Pledged Equity Interests held by a securities intermediary are subject to a Control Agreement establishing Lender’s control; (6) none of the Pledged Equity Interests have been issued or transferred in violation of the securities registration, securities disclosure, or similar laws of any jurisdiction; (7) except as listed on Schedule 4.21, there are no options, warrants, calls, or commitments whatsoever relating to the Pledged Equity Interests or that obligate the issuer of any Pledged Equity Interests to issue additional Equity Interests; and (8) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any Governmental Body or any other Person is required for any Loan Party’s pledge of the Pledged Equity Interests under this Agreement or for Lender’s exercise of any remedies with respect to the Pledged Equity Interests (except as may be required in connection with the disposition by laws affecting the offering and sale of securities generally).

(c) When an Event of Default exists, (1) each Loan Party authorizes Lender to transfer the Pledged Equity Interests into Lender’s (or any nominee’s) name (but Lender is not obligated to do so); (2) Lender may vote the Pledged Equity Interests; (3) Lender may receive all dividends and other distributions made with respect to the Pledged Equity Interests; (4) Lender has all the rights and remedies under the Loan Documents and those available to a secured party under the UCC and applicable law; and (5) Lender may sell, assign, transfer, and deliver the Pledged Equity Interests at any time and from time to time. If Lender determines that the Pledged Equity Interests are declining in value or that the Pledged Equity Interests are customarily sold in any recognized market, then Lender does not have to give the Loan Parties prior notice before selling the Pledged Equity Interests. Otherwise, Lender will give the Loan Party Representative at least ten (10) days’ prior notice before selling the Pledged Equity Interests. Each Loan Party waives any advertisement requirement and (except to the extent specifically required by the preceding sentence) waives notice of any kind with respect to a sale of any of the Pledged Equity Interests.

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ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants that:

5.1 Existence; Authority. It (a) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company, as applicable, under the laws of the jurisdiction of its organization and (b) has the full power, authority, and legal right to enter into the Loan Documents and to perform its obligations under the Loan Documents. Each Loan Party’s execution, delivery, and performance of the Loan Documents has been approved by all necessary legal and organizational Persons. All obligations under each Loan Document it executes are legal, valid, and binding obligations enforceable against it in accordance with their terms.

5.2 Formation; Qualification; and Subsidiaries. Schedule 5.2 lists: (1) each jurisdiction where each Loan Party is incorporated or organized; (2) each jurisdiction where each Loan Party is in good standing or qualified to do business; and (3) all of each Loan Party’s Subsidiaries. The jurisdictions listed on Schedule 5.2 are all of the jurisdictions in which each Loan Party is required to be in good standing or qualified to do business (excluding those in which a Loan Party’s failure to be in good standing or qualified to do business could not reasonably be expected to have a Material Adverse Effect).

5.3 Officers; Directors; Equity Interest Holders; and Capitalization. Schedule 5.3 lists (1) the names and titles of each Loan Party’s executive officers and directors; (2) the names of each Loan Party’s Equity Interest holders and a description of their Equity Interests (including certificate numbers and the number of Equity Interests (and the percentage of total Equity Interests)); and (3) all outstanding subscriptions, options, warrants, calls, rights, and other agreements or commitments related to each Loan Party’s (and its Subsidiaries’) Equity Interests in any Loan Party (or any of its Subsidiaries).

5.4 No Governmental Approval; No Conflict. The transactions contemplated by the Loan Documents (1) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Body or any other Person (except for those that have been obtained); (2) do not violate any law applicable to any Loan Party or any of its Subsidiaries; (3) do not violate or create a default under any indenture, agreement, or other instrument binding on any Loan Party, any of its Subsidiaries, or any of their respective assets; (4) do not require any Loan Party to make any payment to any Person (other than Lender); and (5) do not create any Lien on any asset of any Loan Party (except Liens created under the Loan Documents).

5.5 Tax Returns. Each Loan Party has (x) timely filed all federal, state, and local tax returns, and all other reports required by law to be filed, and (y) has timely paid all taxes, assessments, fees, and other governmental charges. Each Loan Party’s provision for taxes on its books is adequate for all years (including its current fiscal year), and no Loan Party knows of any deficiency or additional assessment not provided for on its books. No tax Liens have been filed against any asset of any Loan Party and no claims are being asserted for any taxes.

5.6 Financial Information.

(a) The Loan Parties’ projected income statements, cash-flow statements, balance sheets, and availability forecasts provided to Lender prior to the Closing Date (the “Projections”) were prepared by the Loan Party Representative’s Authorized Officer in good faith, are based on reasonable assumptions and estimates, and reflect the Loan Parties’ judgment based on present circumstances and the most likely conditions and actions.

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(b) Each of (1) the audited consolidated and consolidating balance sheets of the Loan Parties (and, if applicable, any other Persons) as of December 31, 2022, and the related income statements, changes in stockholders’ equity, and changes in cash flow and (2) the consolidated and consolidating balance sheets of the Loan Parties (and, if applicable, any other Persons) as of July 31, 2023, and the related incomes statements, changes in stockholders’ equity, and changes in cash flow (which were prepared by an Authorized Officer of the Loan Party Representative and true copies of which were delivered to Lender), were prepared in accordance with GAAP, consistently applied, and present fairly in all material respects the Loan Parties’ financial condition at such date and the results of their operations for that period. Since December 31, 2022, there has been no change in (x) the Loan Parties’ financial condition or (y) the aggregate value of the Loan Parties’ machinery, Equipment, and Real Property (if any) (except changes in the ordinary course of business that individually or in the aggregate have not and could not reasonably be believed to cause a Material Adverse Effect).

5.7 Name. Except as stated on Schedule 5.7, during the last five years (1) no Loan Party has been known by any other name, has conducted its business under any other name, or has sold Inventory under any other name and (2) no Loan Party has been the surviving entity of a merger or consolidation or has acquired a material portion of the assets of any Person.

5.8 O.S.H.A. and Environmental Compliance. Each Loan Party has complied with, and (1) its facilities, business, assets, property, and Equipment and (2) its leaseholds, comply in all material respects with the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA, and all other Environmental Laws that the failure to comply with could reasonably be expected to have a Material Adverse Effect, and no citations, notices, or non-compliance orders have been issued to any Loan Party under any these laws, rules, and regulations.

(a) Each Loan Party has been issued all required federal, state, and local licenses, certificates, and permits with respect to Environmental Laws.

(b) Except as stated on Schedule 5.8(b), (1) there are no releases, spills, discharges, leaks, or disposals (each, a “Release”) of Hazardous Substances at, upon, under or within any Real Property; (2) there are no underground storage tanks or polychlorinated biphenyls on any Real Property; (3) no Real Property has not ever been used as a treatment, storage, or disposal facility for Hazardous Waste; and (4) no Hazardous Substances are present on the Real Property.

5.9 Solvency; No Litigation, No Violation, ERISA.

(a) After giving effect to the transactions contemplated by the Loan Documents, (1) the Loan Parties are and will continue to be solvent, able to pay their debts as they mature, and have sufficient capital to carry on their business and all businesses in which they are about to engage and (2) the present fair saleable value of each Loan Party’s assets is more than its liabilities (including contingent liabilities).

(b) Except as listed on Schedule 5.9(b), (1) no Loan Party has any pending or threatened litigation, investigation, arbitration, actions, or proceedings that could reasonably be expected to have a Material Adverse Effect; (2) no Loan Party has violated any statute, regulation, or ordinance that could reasonably be expected to have a Material Adverse Effect; (3) no Loan Party has violated any order of any court, Governmental Body, arbitration board, or tribunal that could reasonably be expected to have a Material Adverse Effect; (4) no Loan Party is a member of any Controlled Group; and (5) no Loan Party maintains or contributes to any Plan or Multiemployer Plan.

5.10 Intellectual Property. Schedule 5.10 lists all Intellectual Property owned or utilized by any Loan Party. Except as stated on Schedule 5.10, (a) the Intellectual Property is valid; (b) has been duly registered or filed with all appropriate Governmental Bodies; (c) is all of the Intellectual Property necessary for the Loan Parties to operate their business; (d) there are no objections to or challenges to the validity of any Intellectual Property (nor is any Loan Party aware of any grounds for any challenge); (e) all Intellectual Property is either original material or property developed by a Loan Party or was lawfully acquired by the Loan Party; and (f) all Intellectual Property has been maintained to preserve its value (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect).

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5.11 Licenses and Permits. Each Loan Party (a) has complied with and (b) has all licenses or permits required by any applicable federal, state, or local law, or regulation to operate its business in each jurisdiction where it conducts or plans to conduct business (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect).

5.12 Indebtedness Default. No Loan Party is in default under any Indebtedness nor does it reasonably believe that it will be in default under any Indebtedness.

5.13 No Burdensome Restrictions; No Default. No Loan Party: (a) is subject to any restriction (or is a party to any contract or agreement) whose compliance with or performance of could reasonably be expected to have a Material Adverse Effect; (b) has agreed (whether on the happening of a contingency or otherwise) that any of its present or future assets will be subject to a Lien that is not a Permitted Lien; and (c) is in default under any contract that could reasonably be expected to have a Material Adverse Effect.

5.14 No Labor Disputes. No Loan Party (a) is involved in any labor dispute (or is aware that any strikes, walkouts, or union organization exist or are threatened) or (b) is a party to any labor contract that expires within six months after the Termination Date.

5.15 Margin Regulations. No Loan Party is engaged (nor will it engage) in extending credit for “purchasing” or “carrying” any “margin stock” (the quoted terms in this Section have the meanings given under Regulation U of the Board of Governors of the Federal Reserve System). Furthermore, no part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock.”

5.16 Investment Company Act. No Loan Party is an “investment company” under the Investment Company Act of 1940 (nor is it Controlled by a Person that is an “investment company”).

5.17 Disclosure. No representation or warranty made by any Loan Party in any Loan Document or in any financial statement, report, certificate, or other document furnished to Lender by any Loan Party is untrue or misleading in any respect or omits any fact or circumstance necessary to make any statement not misleading. Each Loan Party has disclosed to Lender in writing each fact and circumstance that could reasonably be expected to have a Material Adverse Effect.

5.18 Hedging Contracts. No Loan Party is a party to (nor will it be a party to) any Hedging Contract unless (a) it provides that termination damages are payable on a “two-way basis” without regard to fault on the part of either party and (b) it is entered into in the ordinary course of business (and not for speculative purposes).

5.19 Material Business Agreements. Schedule 5.19 lists all of each Loan Party’s Material Business Agreements and no default or event of default exists under any of these agreements. Further, there is no “material breach” under the Consignment Agreements.

5.20 Certain Laws and Regulations. The Loan Parties are in compliance with all applicable statutes, rules, and regulations and all judgments, decrees, and orders of any Governmental Body. No Loan Party or any of its Affiliates is subject to any statute, rule, or regulation that regulates incurring any Indebtedness (including statutes or regulations related to common or interstate carriers or to selling electricity, gas, steam, water, telephone, telegraph, or other public utility services).

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5.21 Anti-Corruption Laws and Sanctions. Loan Parties have implemented and maintain in effect policies and procedures designed to ensure compliance by Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Loan Parties, their Subsidiaries and their respective directors, officers and employees and, to the knowledge of Borrowers, their agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) any Individual Guarantor, any Loan Party, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of any Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transactions contemplated herein will violate Anti-Corruption Laws or applicable Sanctions.

5.22 Business Purpose. The proceeds of the Loans will be used solely for business purposes and not for personal, family, or household purposes.

5.23 Delivery of Subordinated Indebtedness Documents. Lender has received complete copies of the Subordinated Indebtedness Documents and related documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has been delivered to Lender on or before the Closing Date.

ARTICLE 6
AFFIRMATIVE COVENANTS

Until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the Loan Documents are terminated, each Loan Party must:

6.1 Conducting Business; Maintaining Existence; and Assets.

(a) Continuously conduct and operate its business according to good business practices, as presently conducted.

(b) Keep its existence in full force and effect, file all reports and pay all franchise and other taxes and license fees, and do all other acts and things that are necessary or desirable to maintain its rights, licenses, leases, powers, and franchises.

(c) Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable laws of any Governmental Body having jurisdiction over it or its business. Each Loan Party shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.

6.2 Violations. Immediately notify Lender in writing if any Loan Party or any Collateral violates or is alleged to have violated any Governmental Body’s laws, statutes, regulations, or ordinances.

6.3 Financial Covenants.

(a) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio (for the Loan Parties on a consolidated basis) of not less than 1.20 to 1.00 (i) for the fiscal months ending on September 30, 2023, October 31, 2023, and November 30, 2023, as calculated on a fiscal year-to-date basis, and (ii) for the fiscal month ending on December 31, 2023 and each fiscal month thereafter, as calculated for the twelve consecutive fiscal months then ended.

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(b) Liquidity. Maintain, at all times, Undrawn Availability (for the Loan Parties on a consolidated basis) of not less than the product of (i) ten percent (10.0%) multiplied by (ii) the Maximum Borrowing Amount, in each case.

6.4 Supplemental Instruments. From time to time at the Loan Parties’ expense, execute and deliver, and cause each Subsidiary to execute and deliver, or cause to be executed and delivered, to Lender all documents, agreements, and instruments, and take or cause to be taken such further actions (including filing and recording financing statements, fixture filings, Mortgages, deeds of trust, and other documents and actions) that are required by law or that Lender may request to carry out the terms and conditions of the Loan Documents and to ensure the perfection and priority of Lender’s Liens.

6.5 Indebtedness. Pay all Indebtedness when due and not otherwise default under any Indebtedness.

6.6 Financial Statements. Cause all financial statements delivered to Lender (1) to be prepared as required by this Agreement; (2) to be complete and correct in all material respects (subject, for interim financial statements, to notes and normal year-end audit adjustments); and (3) to be prepared in reasonable detail.

6.7 Taxes. If any tax, assessment, or other Charge creates a Lien on any Collateral Lender may without notice to the Loan Parties pay the tax, assessment, or other Charges. Any payments under this Section will be charged to the Loan Account as a Revolving Loan and added to the Obligations (or, at Lender’s option, must be paid to Lender by Borrowers immediately on demand).

6.8 Deposit Accounts. Each account on Schedule 6.8 (and each other deposit account, securities account, commodity account, securities entitlement or commodity contract owned by a Borrower at any time) must at all times be subject to a Control Agreement satisfactory to Lender.

6.9 Interest Rate Protection. Within ten Business Days after Lender’s request, maintain Hedging Contracts on terms and conditions (and with Persons) acceptable to Lender.

6.10 Post-Closing Matters. Execute and deliver the documents, take the actions, and complete the tasks in the table below, in each case within the applicable time limit specified (or such longer period as Lender may agree in its sole discretion):

Requirement		Time Limit
1.	Deliver to Lender all Control Agreements and lockbox agreements required by Lender, in each case duly executed by all parties party thereto and in form and substance satisfactory to Lender in its sole discretion	Within fourteen (14) days of the Closing Date
2.	Deliver to Lender a fully executed Waiver with respect to 1900 Shelton Drive, Hollister, California, in form and substance satisfactory to Lender in its sole discretion	Within thirty (30) days of the Closing Date.
3.	Deliver to Lender complete copies of Target’s standard Terms and Conditions (as defined in the Target Consignment Agreement, the “POL”) or, in the alternative, access to the website containing such Terms and Conditions’.	Within thirty (30) days of the Closing Date.
4.	Deliver to Lender a fully executed Insurer’s Acknowledgment and Consent with respect to the Collateral Assignment of Rights under Business Interruption Insurance	Within thirty (30) days of the Closing Date.
5.	Deliver to Lender a fully executed Consignee Acknowledgment Agreement with respect to Target, in form and substance satisfactory to Lender in its sole discretion	Within sixty (60) days of the Closing Date.

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ARTICLE 7
NEGATIVE COVENANTS

Until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the Loan Documents are terminated, no Loan Party may:

7.1 Mergers; Consolidations; and Asset Sales.

(a) Merge, consolidate, divide (including by way of an LLC division), or otherwise reorganize with or into any Person or acquire all or a material portion of any Person’s assets or Equity Interests.

(b) Sell, pledge, lease, transfer (including by way of an LLC division), or otherwise dispose of any of its properties or assets (except (1) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete, not to exceed in the aggregate Two Hundred Fifty Thousand and No/100 ($250,000) in any consecutive twelve-month period and (2) as otherwise expressly permitted by this Agreement).

7.2 Liens. Except Permitted Liens, create, assign, transfer, or allow to exist any Lien on any of its property (including the Collateral).

7.3 Guarantees. Be liable for any other Person’s obligations by assumption, endorsement, Guaranty, or otherwise except for (1) endorsing checks in the ordinary course of business and (2) guaranteeing or being jointly and severally liable for a Loan Party’s Obligations.

7.4 Investments. Purchase or acquire the assets, obligations or Equity Interests of, or any other interest in, any Person, except: (1) investments existing on the Closing Date and listed on Schedule 7.4; (2) obligations issued or guaranteed by the United States of America; (3) commercial paper with a maturity of not more than one hundred eighty (180) days and a published rating of not less than A-1 or P-1; (4) certificates of deposit and bankers’ acceptances having maturities of not more than one hundred eighty (180) days; and (5) U.S. money market funds (x) rated AAA by Standard & Poors, Inc. or with an equivalent rating from Moody’s Investors Service, Inc., or (y) that invest solely in obligations issued or guaranteed by the United States of America.

7.5 Loans. Make advances, loans, or credit extensions to any Person (including any Affiliate), except for commercial trade credit in connection with Inventory sales in the ordinary course of its business and consistent with practices that existed on the Closing Date and that have been disclosed to Lender in writing.

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7.6 Reserved.

7.7 Distributions and Management Fees.

(a) Except for Permitted Dividends, pay dividends (or any distribution on account of any of its Equity Interests) or redeem, purchase, or otherwise acquire directly or indirectly any of its Equity Interests.

(b) Enter into or issue, as applicable, any subscriptions, options, warrants, calls, rights, or other agreements or commitments of any kind relating to any Equity Interests of any Loan Party.

(c) Except for the Management Fees, pay any management, advisory, consulting, or other similar fees to any Person.

7.8 Indebtedness. Create, incur, assume, or allow to exist any Indebtedness except:

(a) Indebtedness existing on the Closing Date and listed on Schedule 7.8 (including any extensions, renewals, refinancings, or replacements in accordance with clause (f) below).

(b) Indebtedness to Lender.

(c) Indebtedness to fund Capital Expenditures.

(d) Indebtedness permitted under Section 7.3.

(e) Indebtedness under Hedging Contracts required under this Agreement.

(f) Indebtedness that represents extensions, renewals, refinancings, or replacements (“Refinance Indebtedness”) of any of the Indebtedness described in clauses (a),(c), (d) and (e) (“Original Indebtedness”) if: (1) the Refinance Indebtedness does not increase the principal amount or interest rate of the Original Indebtedness; (2) any Liens securing that Refinance Indebtedness are not extended to any additional property; (3) no Loan Party or any Subsidiary that was not originally obligated to repay that Original Indebtedness becomes obligated for that Refinance Indebtedness; (4) the Refinance Indebtedness does not shorten the average weighted maturity of the Original Indebtedness; (5) the terms of the Refinance Indebtedness are not less favorable to the obligor than the original terms of the Original Indebtedness; and (6) if the Original Indebtedness was subordinated in right of payment to the Obligations, then the terms and conditions of the Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that applied to the Original Indebtedness.

(g) The Subordinated Indebtedness provided that it is at all times subject to a Subordination Agreement.

7.9 Business. Change in any material respect the nature of the business that it is engaged in on the Closing Date.

7.10 Affiliate Transactions. Directly or indirectly, purchase, acquire, or lease any property from, or sell, transfer, or lease any property to, or otherwise deal with, any Affiliate (except transactions in the ordinary course of business that existed on the Closing Date and are listed on Schedule 7.10, on an arm’s length basis, and on terms no less favorable than terms that could be obtained from a Person who is not an Affiliate).

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7.11 Leases. Enter as lessee into any lease for real or personal property (unless capitalized and permitted hereunder) without (a) prior written notice to Lender and (b) with respect to leases of Real Property, if requested by Lender, a Waiver in form and substance satisfactory to Lender in its discretion.

7.12 Subsidiaries; Partnerships; and Disqualified Stock.

(a) Form any Subsidiary of Borrowers unless (1) that Subsidiary expressly becomes a Loan Party and becomes jointly and severally liable for the Obligations; (2) Borrowers pledge 100% of the Equity Interests of the Subsidiary to Lender; (3) Lender has received all documents and due diligence (including all “know your customer” requirements, organizational documents, and legal opinions) it may require; and (4) the Subsidiary grants Lender first-priority perfected Liens in its present and future assets. If a Subsidiary becomes a Borrower, none of its assets may be included in the Borrowing Base until Lender has conducted a field examination and makes that determination in its Discretion.

(b) Enter into any partnership, joint venture, or similar agreement.

(c) Issue any Disqualified Stock.

7.13 Fiscal Year and Accounting Changes. Change its fiscal year-end from December 31 or make any material change (1) in accounting treatment and reporting practices (except as required by GAAP) or (2) in tax reporting treatment (except as required or permitted by law).

7.14 Pledging Credit. Pledge Lender’s credit on any purchase or for any purpose.

7.15 Amending Charter Documents. Amend, modify, or waive any term or provision of its Charter Documents (except amendments, modifications, and waivers acceptable to Lender in its discretion as confirmed in writing before the applicable amendment, modification, or waiver).

7.16 ERISA. Become part of a Controlled Group or create, maintain, or become obligated to contribute to any Plan or Multiemployer Plan.

7.17 Prepaying Indebtedness. At any time, directly or indirectly (including by establishing any sinking fund for any Indebtedness) prepay any Indebtedness (other than to Lender and to the extent permitted by this Agreement) or repurchase, redeem, retire, or otherwise acquire any Indebtedness.

7.18 Material Business Agreements. Without Lender’s prior written consent, amend, waive, or modify in any respect the terms of any Material Business Agreement if that change would be detrimental in any material respect to Lender or any Loan Party.

7.19 Anti-Terrorism Laws; Anti-Corruption Laws; Sanctions. At any time: (1) directly or through its Affiliates or agents, conduct any business or engage in any transaction or deal with any Sanctioned Person, including making or receiving any funds, goods, or services to or for the benefit of any Sanctioned Person; (2) directly or through its Affiliates or agents, deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked under Executive Order No. 13224; (3) directly or through its Affiliates or agents, engage in or conspire to engage in any transaction that evades or avoids (or whose purpose is to evade or avoid), or attempts to violate, any of the prohibitions in Executive Order No. 13224, the USA Patriot Act, or any other Anti-Terrorism Law; or (4) not deliver to Lender any certification or other evidence requested by Lender in its sole judgment confirming each Loan Party’s compliance with this Section. No Borrower will request any Loan, and no Borrower nor any of its Subsidiaries or their respective directors, officers, employees and agents will use the proceeds of any Loan (a) in the furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country or (c) in any manner that would result in the violation of any Anti-Terrorism Law or Sanctions applicable to any party hereto.

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7.20 Subordinated Indebtedness. Except as expressly allowed by the applicable Subordination Agreement, at any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of any Subordinated Indebtedness.

7.21 Modification of Subordinated Indebtedness Documents. Amend, modify, or waive any term or provision of any Subordinated Indebtedness Document.

7.22 Amending Leases. Amend, modify, or waive any term or provision of any lease of Real Property without notice to Lender (and if such amendment, modification or waiver would be detrimental in any material respect to Lender or any Loan Party, amendments, modifications, and waivers must be consented to in writing by Lender in its discretion).

ARTICLE 8
CONDITIONS PRECEDENT

8.1 Conditions to Initial Loans. Lender’s obligation to make Loans and Advances on the Closing Date is subject to its satisfaction of each of the following conditions precedent:

(a) Loan Documents. Lender has received all documents, searches, abstracts, and information required by Lender (including fully-executed counterparts of each document on the closing checklist attached as Exhibit C that requires a signature as well as all other documents, instruments, and conditions listed on Exhibit C).

(b) Collateral and Security. All Collateral items required to be physically delivered to Lender under the Loan Documents have been delivered (accompanied by any transfer instruments requested by Lender) or arrangements satisfactory to Lender for delivery are in place. All taxes, fees, Expenses, and other charges have been paid in full that relate to (1) the Collateral, (2) incurring the Obligations, and (3) delivering the Loan Documents.

(c) Searches. Lender has received accurate and complete copies of all Lien, pending suit, title, background investigation, and other searches required by Lender.

(d) Filings; Registrations; and Recordings. Each document required by the Loan Documents, by law (including UCC financing statements and Mortgages), or requested by Lender to be filed, registered, or recorded to create or perfect in Lender’s favor a Lien on the Collateral has been properly filed, registered, or recorded in each jurisdiction where filing, registration, or recordation is required or requested, and all actions necessary to perfect and protect Lender’s Liens have been taken.

(e) Organizational Proceedings. Lender has received a copy of the resolutions of each Loan Party’s Board of Directors, Shareholders, Managers, or Members authorizing (1) executing, delivering, and performing the Loan Documents and (2) granting the Liens on the Collateral.

(f) Incumbency Certificates. Lender has received a certificate of each Loan Party’s Secretary, Manager, or other officer acceptable to Lender as to the incumbency and signature of the Secretary, Manager, or officer and each Loan Party’s Authorized Officers.

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(g) Charter Documents. Lender has received complete copies of (1) each Loan Party’s Charter Documents (certified by the Secretary of State or other appropriate official of that entity’s jurisdiction of formation, incorporation, or organization) and (2) each Loan Party’s governance documents.

(h) Good Standing. Lender has received copies of good standing certificates (or other analogous certificates) for each Loan Party dated not more than ten (10) days before the Closing Date in each jurisdiction where each Loan Party is required to be in good standing (or other analogous status), unless the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(i) Legal Opinion. Lender has received an executed legal opinion from the Loan Parties’ counsel.

(j) No Litigation. No litigation, investigation, or proceeding is pending or threatened against any Loan Party (or against its officers, directors, or managers), (1) in connection with the Loan Documents or (2) that could (as determined in Lender’s Discretion) have a Material Adverse Effect. No injunction, writ, or restraining order has been issued by any Governmental Body that is adverse to any Loan Party (or its business) or is inconsistent with the Loan Documents.

(k) Collateral Examination. Lender has (1) completed Collateral examinations (including a roll-forward examination) and received appraisals (all of which must be satisfactory to Lender in its Discretion) and (2) reviewed all books and records in connection with the Collateral.

(l) Fees. Lender has received all fees and Expenses payable to Lender.

(m) Financial Statements; Projections. Lender has received and found satisfactory the financial statements required by Section 5.6(a) and the Projections.

(n) Insurance. Lender has received evidence that each Loan Party has the insurance required by the Loan Documents and that Lender is listed as lender-loss-payee, additional-insured, and mortgagee (as required by Lender).

(o) Collection Accounts. Lender has received (1) agreements establishing the Cash Concentration Account and all other required accounts; (2) a Control Agreement for each deposit account on the Borrowers; and (3) evidence that Borrowers have directed all Account Debtors to make all payments to the Cash Concentration Account.

(p) Consents. Lender has received all Consents and Waivers required by it.

(q) No Adverse Material Change. Since December 31, 2022, no event, condition, or state of facts has occurred that could reasonably be expected to have a Material Adverse Effect. No representations made or information supplied to Lender by any Loan Party or its agents or representatives has turned out to be inaccurate or misleading in any respect.

(r) Contract Review and Capital Structure. Lender is satisfied with all Material Business Agreements and the Loan Parties’ legal and capital structure, and has received all Collateral Assignments.

(s) Existing Indebtedness. Lender has received (1) a satisfactory payoff letter for any existing Indebtedness to be paid on the Closing Date and (2) evidence that, except for Permitted Liens, there will be no Liens on any Loan Party’s assets.

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(t) Interest Rate Protection. If required by Lender, Borrowers have entered into Hedging Contracts acceptable to Lender.

(u) Undrawn Availability. After giving effect to the initial Loans and Advances and all other Closing Date transactions, Borrowers’ Undrawn Availability is at least One Million and No/100 Dollars ($1,000,000).

(v) Subordinated Indebtedness Documents. Lender shall have received (i) from each of the holders of Subordinated Indebtedness duly executed Subordination Agreements, pursuant to which all Indebtedness and all Liens, if any, of any Borrower to such Persons are subordinated to the Obligations on terms satisfactory to Lender in its sole discretion, and (ii) evidence in form and substance satisfactory to Lender in its sole discretion that the current maturity date of all Subordinated Indebtedness is (or has been extended to) at least six (6) months after the Termination Date.

(w) Tax Returns, Etc. Lender shall have (i) received true, correct, and complete copies of all federal, state, and local tax returns, and all other reports required by law to be filed, in each case, by any Loan Party, and (ii) evidence in form and substance satisfactory to Lender in all respects that each Loan Party has timely paid all taxes, assessments, fees, and other governmental charges.

(x) Other.

(1) All documents, instruments, and other matters in connection with the assignment of the Original Loan Agreement to Lender must be satisfactory in form and substance to Lender and its counsel.

(2) All corporate and other proceedings (and all documents, instruments, and other matters in connection with the transactions contemplated by the Loan Documents) must be satisfactory in form and substance to Lender and its counsel.

(3) Lender shall have received (i) all documentation and other information with respect to the Borrowers and any Guarantors that Lender requires or is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) background checks regarding management, principals, or key investors, as Lender has requested in its sole discretion.

(4) Lender shall have received such other documents, certificates, information or legal opinions as Lender may request, all in form and substance satisfactory to Lender and if any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Loan Party.

8.2 Conditions to Each Loan and Advance. Lender’s obligation to make any Loan or Advance (including Loans and Advances on the Closing Date) is subject to the satisfaction of the following conditions precedent on the date each Advance or Loan is requested and made:

(a) Representations and Warranties. Each representation and warranty made by each Loan Party in (or in connection with any Loan Document) is true, correct, and complete with the same effect as though made on and as of the date of the Loan or Advance (it being understood that any representation or warranty that by its terms is made as of a specified date is required to be true and correct only as of that specified date).

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(b) No Default. No Default Condition exists or would exist after giving effect to the requested Advances or Loans (but nonetheless Lender may in its discretion continue to make Advances or Loans, and if it does so that does not (1) waive any Event of Default or Default, (2) establish a course of dealing, or (3) obligate Lender to make any other Advances or Loans).

(c) Borrowing Base Certificate. Lender shall have received a Borrowing Base Certificate.

(d) Maximum Advances. After giving effect to the requested Advance or Loan, the aggregate Revolving Exposure does not exceed the Maximum Borrowing Amount.

Each Advance or Loan request is a representation and warranty by each Loan Party that each condition precedent to the Advance or Loan has been met on the date the Advance or Loan is requested and received.

ARTICLE 9
INFORMATION AS TO THE LOAN PARTIES

Until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the Loan Documents are terminated, each Loan Party must:

9.1 Disclosure. Immediately report to Lender all matters materially affecting the value, enforceability, or collectability of any portion of the Collateral (including any Lien or claim asserted against the Collateral, any loss, damage, or destruction to any material amount of Collateral, any Loan Party’s reclamation or repossession of any Collateral, the return to any Loan Party of a material amount of goods, or if any Account Debtor asserts any claims or setoffs against Accounts that exceed One Hundred Thousand and No/100 ($100,000) in the aggregate).

9.2 Schedules. Deliver to Lender on or before the fifteenth (15th) day of each month, in each case, for the prior month (1) a detailed accounts receivable aging including all invoices aged by invoice date (reconciled to the general ledger and the Borrowing Base Certificate); (2) a schedule detailing all Account Dilution; (3) a detailed accounts payable aging including all accounts payable aged by invoice date (reconciled to the general ledger); (4) an Inventory report (which must include a lower of cost or market calculation) and a perpetual Inventory report; and (5) a Borrowing Base Certificate (that is calculated as of the last day of the prior month and which is not binding on Lender). In addition, the Loan Party Representative must deliver to Lender at least one time every seven-day period, an interim Borrowing Base Certificate (that is calculated as of two (2) Business Days preceding the date such interim Borrowing Base Certificate is delivered and which is not binding on Lender) reflecting all activity (sales, collections, credits, etc.) impacting Borrowers’ Accounts in the applicable Specified Period. Unless otherwise agreed to or required by Lender in its Discretion, the amount excluded from Eligible Accounts and the amount of Eligible Inventory used on any interim Borrowing Base Certificate is the amount stated on the last Borrowing Base Certificate received by Lender under clause (4) of the first sentence of this Section. Furthermore, the Loan Party Representative must deliver to Lender at such intervals as Lender may require: (i) assignment schedules; (ii) copies of Account Debtor invoices; (iii) evidence of shipment and delivery of Goods; and (iv) such further schedules, documents, and information as Lender may require (including trial balances and test verifications). Lender may confirm and verify Accounts by any manner and through any medium it chooses. All items, reports, and information under this Section must be (x) satisfactory to Lender in its Discretion, (y) executed by the Loan Party Representative, and (z) timely delivered to Lender.

9.3 Notice of Suits and Adverse Events. Furnish Lender with immediate notice of (1) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to any Loan Party’s operation of its business; (2) any refusal by any Governmental Body or any other Person to renew or extend any Consent; (3) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person (but only if (x) a report indicates any material adverse change in any Loan Party’s business, operations, affairs, or condition or (y) if copies are requested by Lender); and (4) copies of any material notices and other communications from any Governmental Body that specifically relate to any Loan Party or any Collateral.

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9.4 Material Events. Immediately notify Lender in writing if any of the following occur: (1) any Default Condition; (2) any default by any party under any Material Business Agreement; (3) any event, development, or circumstance that could reasonably be expected to cause any financial statement, projection (including the Projections), Borrowing Base Certificate, or other information or report furnished to Lender to be untrue or misleading (including anything that could reasonably be expected to cause any financial statement to not present fairly in any material respect, in accordance with GAAP consistently applied, the Loan Parties’ financial condition or operations on a consolidated or consolidating basis); (4) each default by any Loan Party under any Indebtedness (including any of the Subordinated Indebtedness); (5) any litigation, suit, or administrative proceeding affecting any Loan Party or the Collateral (whether or not the claim is covered by insurance); and (6) any other development that could reasonably be expected to have a Material Adverse Effect.

9.5 Annual Financial Statements. Furnish Lender within one hundred and twenty (120) days after the end of each of the Loan Parties’ fiscal years (beginning, for the avoidance of doubt, with the fiscal year ending December 31, 2023), the Loan Parties’ audited financial statements on a consolidated and consolidating basis (including statements of income, stockholders’ equity, and cash flow from the beginning of the current fiscal year to the end of the current fiscal year) and the balance sheet as at the end of the fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported on without qualification by an independent certified public accounting firm selected by the Loan Parties and satisfactory to Lender in its Discretion. In addition, these financial statements must be accompanied by a Compliance Certificate.

9.6 Monthly Financial Statements. Furnish Lender within thirty (30) days after the end of each fiscal month, the Loan Parties’ unaudited balance sheet on a consolidated and consolidating basis and the Loan Parties’ unaudited statements of income, stockholders’ equity, and cash flow on a consolidated and consolidating basis reflecting the results of operations from the beginning of the fiscal month to the end of the month (and for the month), prepared on a basis consistent with prior practices and complete and correct in all material respects (subject to normal and recurring year-end adjustments that individually and in the aggregate are not material) and setting forth in each case in comparative form the figures from the projected annual operating budget delivered under Section 9.8 for the current fiscal year. In addition, these financial statements must be accompanied by a Compliance Certificate.

9.7 Additional Information.

(a) Promptly furnish Lender with any additional information that Lender may request in its discretion, as well as (1) copies of all environmental audits and reviews; (2) at least thirty (30) days’ prior written notice of any Loan Party opening any new place of business, closing any existing place of business, or changing its legal name, entity type, or jurisdiction of organization, incorporation, or formation; (3) immediately upon any Loan Party’s learning thereof, notice of any material labor dispute, strike, or walkout affecting any Loan Party and ninety (90) days’ prior written notice of the expiration of any labor contract binding on any Loan Party; (4)(i) such other information regarding the Collateral, results of operations, business affairs and financial condition of any Loan Party or any Subsidiary as Lender may request and (ii) information and documentation requested by the Lender for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act or other applicable anti-money laundering laws; (5) notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certificate; and (6)(i) any complaint or citation from any relevant governmental authority that threatens to shut down any portion of the business or operations of Loan Parties or otherwise restrict the operations of any Loan Party, and (ii) any failure of any Loan Party to comply with any product recall, market withdrawal or post-sale warning involving any product manufactured, distributed or sold by or on behalf of any Loan Party, in each case that could reasonably be expected to result in liability to any Loan Party.

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(b) Within thirty (30) days after the filing thereof, furnish Lender with a true, correct and complete copy of each of Borrowers’ federal tax returns and any other report filed, or required to be filed, with the IRS; provided, however, that the Loan Parties shall furnish Lender a true, correct and complete copy of any extension filed with the IRS within fifteen (15) days after the filing thereof.

9.8 Projected Operating Budget and Availability Forecast. Furnish Lender no later than thirty (30) days after the beginning of each fiscal year of the Loan Parties (beginning with the first fiscal year after the Closing Date), the Loan Parties’ month-by-month projected operating budget and cash flows on a consolidated and consolidating basis for the fiscal year (including for each month an income statement, a cash flow statement, and a balance sheet and availability projection). These projections must be accompanied by a certificate signed by the Loan Party Representative’s Authorized Officer stating that the projections and forecasts were prepared using sound financial planning practices consistent with past budgets and financial statements, and that the officer has no reasonable basis to question the reasonableness of any assumptions on which the projections and forecasts were prepared.

9.9 Electronic Reporting. Unless otherwise agreed in writing by Lender, all items and information required to be submitted by the Loan Parties under this Article must be delivered to Lender by the specific method of Approved Electronic Communication designated by Lender. All information sent by Approved Electronic Communication is treated as an authenticated record sent by the individual and entity whose electronic mail address is provided on the communication as “sender” or initiating party. In addition to Approved Electronic Communications, Lender may from time to time require that items and information be provided to Lender in physical form.

ARTICLE 10
EVENTS OF DEFAULT

Each of the following events is an “Event of Default”:

10.1 Payment. Any Loan Party does not pay any Obligation when due (whether at maturity, by acceleration, or otherwise).

10.2 Misrepresentation. Any representation or warranty made or treated as having been made by any Loan Party in any Loan Document, any related agreement, or in any certificate, document, or financial or other statement furnished to Lender is misleading in any respect on the date when made or treated as having been made.

10.3 Not Furnishing Information. Any Loan Party does not (a) furnish financial information required under the Loan Documents when due; (b) furnish any additional information requested by Lender within three (3) days of when requested; or (c) permit Lender or its agents to immediately (and without condition) inspect its books, its records, its premises, or any Collateral.

10.4 Liens. Any Lien (other than Permitted Liens), levy, assessment, injunction, or attachment is issued against any Loan Party’s property.

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10.5 Covenant Breaches. Any Loan Party does not perform, keep, or observe any term, provision, condition, or covenant in this Agreement or any other Loan Document or in any other agreement with Lender.

10.6 Judgments. Any judgment or judgments are rendered or judgment liens are filed against any Loan Party (or any of its property) for an aggregate amount exceeding One Hundred Thousand and No/100 ($100,000) that, within ten (10) Business Days, are not to Lender’s satisfaction satisfied, stayed, discharged of record, or bonded.

10.7 Insolvency. Any Loan Party: (a) becomes insolvent; (b) is unable, or admits in writing its inability, to pay its debts as they become due; (c) makes a general assignment for the benefit of creditors or to a liquidation agent; (d) files on its behalf or consents to an Insolvency Proceeding; (e) has an Insolvency Proceeding filed or instituted against it that is not dismissed within thirty (30) days after it is filed or instituted; (f) applies to a court for the appointment of a receiver, trustee, or custodian for any of its assets; (g) has a receiver, trustee, or custodian appointed for any of its assets (with or without its consent); or (h) commences a self-liquidation of its assets. If an involuntary proceeding arises under Title 11 of the United States Code, Lender has no obligation to continue any financing from and after the proceeding begins.

10.8 Material Adverse Effect. A Material Adverse Effect occurs.

10.9 Lender’s Lien Priority. For any reason any Lien created under any Loan Document is not a valid, perfected, first-priority Lien (other than purchase-money Liens on Equipment that are expressly allowed under this Agreement to be senior to Lender’s Liens) or shall be asserted by any Loan Party not to be a valid, perfected, first-priority Lien.

10.10 Breaches Under Material Business Agreements. Any default occurs under any Material Business Agreement that any Loan Party is a party to, that is not cured within any applicable cure period, and that could reasonably be expected to have a Material Adverse Effect.

10.11 Cross Default. With respect to any Indebtedness with a balance of Fifty Thousand and No/100 ($50,000) or more (a) any Loan Party does not pay any principal or interest due when and as the same shall become due and payable (whether at stated maturity, on demand, upon acceleration or otherwise) after any cure period or (b) a default exists under that Indebtedness that allows the holder of the Indebtedness to accelerate the Indebtedness (whether or not that right has been waived or deferred).

10.12 Change of Control. A Change of Control occurs.

10.13 Invalidity. (a) Any provision of any Loan Document is not, for any reason, at all times valid and binding on, and enforceable with respect to, each Loan Party and each other Person party thereto, or (b) any Loan Party or any other Person party thereto claims in writing that any provision of any Loan Document is not, for any reason, valid, binding, and enforceable on such Loan Party or any other Person.

10.14 Intellectual Property. Any Governmental Body: (a) revokes, terminates, suspends, or adversely modifies any of any Loan Party’s Intellectual Property necessary or desirable to the conduct of its business; (b) begins proceedings to suspend, revoke, terminate, or adversely modify any of any Loan Party’s Intellectual Property necessary or desirable to the conduct of its business as typically conducted and those proceedings are not dismissed or discharged within thirty (30) days; or (c) schedules or conducts a hearing on the renewal of any Intellectual Property material to any Loan Party’s business and the Governmental Body issues a report recommending the termination, revocation, suspension, or material, adverse modification of any Intellectual Property.

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10.15 Destruction of Collateral. Any portion of the Collateral is seized or taken by a Governmental Body, or any Loan Party (or any Loan Party’s title or rights) are the subject to litigation that might, as determined by Lender in its discretion, result in material impairment or loss of the security provided by any Loan Document, or a casualty occurs as to any material asset used in the conduct of any Loan Party’s business.

10.16 Business Interruption. Any Loan Party’s operations are interrupted at any time for more than five (5) consecutive calendar days.

10.17 Guarantor Repudiation. (a) Any Guaranty of any of the Obligations (including without limitation any Guaranty Agreement) (i) is not in full force and effect or (ii) ceases to be valid and binding on, or enforceable against any Loan Party; (b) any action is taken to discontinue or to assert that any Guaranty of any of the Obligations (including without limitation any Guaranty Agreement) is not in full force and effect; (c) any Guarantor of any of the Obligations does not comply with any of the terms or provisions of its Guaranty (including without limitation any Guaranty Agreement) or any other default occurs under any Guaranty (including without limitation any Guaranty Agreement); or (d) any Guarantor of any of the Obligations denies or gives Lender notice that it does not have any further liability under any Guaranty (including without limitation any Guaranty Agreement).

10.18 Indictment; Forfeiture. The indictment of, or institution of any legal process or proceeding against, any Loan Party, or any of its or their officers or directors, under any applicable law where the relief, penalties, or remedies sought or available are a felony or include the forfeiture of more than One Hundred Thousand and No/100 ($100,000) of property of any Loan Party or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by any Loan Party of its business in the ordinary course.

10.19 Hedging Contracts. If any event of default, termination event, or other similar event occurs under any Hedging Contract that a Loan Party is a party to.

10.20 Subordinated Indebtedness Default.

(a) An event of default occurs under any Subordinated Indebtedness Documents or under any Subordinated Indebtedness that is not cured or waived within any applicable grace period, or if any party to a Subordination Agreement breaches or violates, or attempts to terminate or challenge the validity (or any other Person shall so challenge the validity) or enforceability of, that Subordination Agreement.

(b) (i) The subordination or intercreditor provisions of the documents evidencing or governing any Subordinated Indebtedness and/or Liens securing such Subordinated Indebtedness (including, without limitation, each Subordination Agreement) (all of the foregoing, collectively, the “Intercreditor Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Indebtedness or Lien or such holder shall fail to comply with such Intercreditor Provisions; or (ii) any Borrower or any other Person shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Intercreditor Provisions, (B) that the Intercreditor Provisions exist for the benefit of Lender, or (C) that all payments of principal of or premium and interest on the applicable Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Intercreditor Provisions.

10.21 Depository Instructions. Any standing transfer instruction (or any other instruction or agreement regarding any Cash Concentration Account), is amended or terminated without the written consent of Lender, or any Loan Party directs any Account Debtor to make a payment in respect of any Account to any place, lockbox or deposit account other than any Cash Concentration Account, as applicable.

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ARTICLE 11
LENDER’S RIGHTS AND REMEDIES AFTER AN EVENT OF DEFAULT

11.1 Rights and Remedies. When an Event of Default occurs under Section 10.7, all Obligations are immediately due and payable and Lender’s obligation to make Loans or Advances immediately terminates. When any Event of Default exists, Lender has all rights and remedies provided under the Loan Documents, by law, and under all other existing and future agreements between Lender and any Loan Party. All rights and remedies are cumulative. Without limiting the preceding, when any Event of Default exists, Lender may, at its election, without notice and without demand, do any one or more of the following (all of which are authorized by the Loan Parties):

(a) Declare all Obligations immediately due and payable.

(b) Stop making Loans or Advances.

(c) Terminate Lender’s future obligations to any Loan Party (which does not affect Lender’s rights, its Liens on the Collateral, or the Obligations) including without limitation, by declaring the Revolving Commitment to be terminated, whereupon such Revolving Commitment and obligation shall be terminated.

(d) Reduce or condition the Revolving Commitment.

(e) Settle or adjust disputes and claims directly with Account Debtors for amounts and on terms that Lender determines in its discretion (and Lender will credit Borrowers’ Loan Account with only the net-cash amounts received by Lender after deducting all Expenses).

(f) Direct the Loan Parties to hold and segregate all returned Inventory in trust for Lender.

(g) Make payments and do acts that Lender considers necessary or appropriate in its discretion to protect and preserve its Lien on the Collateral. If requested by Lender, the Loan Parties must assemble the Collateral, deliver the Collateral to any location specified by Lender, or allow Lender or its agents to pick up the Collateral.

(h) Without retaining any Collateral in satisfaction of an obligation (within the meaning of Section 9-620 of the UCC), Lender may hold or set off and apply to the Obligations any: (1) balances and deposits of any one or more of the Loan Parties held by Lender (including any amounts received in a lockbox, blocked account, or the Cash Concentration Account); (2) Indebtedness at any time owing to or for the credit or the account of any Loan Party held by Lender; and (3) all of each Loan Party’s balances and deposits held or controlled by Lender (including any amounts received in a lockbox, blocked account, or Cash Concentration Account).

(i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Lender is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of compensation to any Loan Party or any other Person) any or all of each Borrower’s Intellectual Property and any property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Borrower’s rights under all licenses and franchise agreements shall inure to Lender’s benefit.

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(j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Loan Party’s premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any sale. Lender will give notice of the disposition of the Collateral as required by law. Any deficiency that exists after disposition of the Collateral as provided above must be paid immediately by the Loan Parties. Any excess will be remitted without interest by Lender to the party or parties legally entitled to the excess.

(k) Credit bid and purchase at any public sale.

(l) Lender is entitled to the immediate appointment of a receiver for all or any part of the Collateral (whether the receivership is incidental to a proposed sale of the Collateral under the UCC or otherwise). Each Loan Party consents to the appointment of a receiver without notice or bond, to the fullest extent not prohibited by applicable law, and waives all notices of and defenses to the appointment of a receiver and may not oppose any application Lender makes for the appointment of a receiver. At Lender’s option the receivership may continue until the Obligations are fully satisfied and performed.

In addition, Lender has all rights and remedies provided by law and any rights and remedies contained in the Loan Documents. The exercise or non-exercise of any right or remedy does not preclude the exercise of any other right or remedy. All rights and remedies are cumulative.

The proceeds realized from any sale or other disposition of any Collateral may be applied, first to any Expenses incurred by Lender and then to the remainder of the Obligations in such order of application as Lender may elect in its discretion, with Borrowers and the other Loan Parties remaining liable for any deficiency.

11.2 No Waiver. No delay on Lender’s part in exercising any right, power, or privilege under this Agreement or any Loan Document is a waiver, nor does any single or partial exercise of any right, power, or privilege under this Agreement or otherwise preclude the exercise of any other right, power, or privilege.

ARTICLE 12
WAIVERS AND JUDICIAL PROCEEDINGS

12.1 Notice Waiver. To the fullest extent not prohibited by law, each Loan Party waives all notices and demands that it would otherwise be entitled to receive (including non-payment of any of the Accounts, demand, presentment, protest, notice of acceptance, notice of Loans or Advances made, credit extended, or Collateral received or delivered).

12.2 Delay. Any delay or omission by Lender in exercising any right, remedy, or option does not waive that right (or any other right, remedy, option, or default).

12.3 Jury Waiver. EACH LOAN PARTY AND LENDER EACH IRREVOCABLY WAIVES ITS RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY KIND BROUGHT BY ANY SUCH PERSON AGAINST ANOTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH LOAN PARTY AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, WHETHER OR NOT SPECIFICALLY SET FORTH THEREIN.

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ARTICLE 13
EFFECTIVE DATE AND TERMINATION

13.1 Term. This Agreement inures to the benefit of, and is binding on, the respective successors and permitted assigns of each Loan Party, Lender, and their respective successors and assigns, is effective on the Closing Date, and continues in full force and effect until the Termination Date unless sooner terminated as provided in this Agreement. Without limiting Section 11.1, (1) the Aggregate Revolving Commitment expires on the Maturity Date and (2) all Obligations must be paid in full by Borrowers on the Maturity Date. Borrowers may terminate this Agreement with at least ninety (90) days’ prior written notice to Lender by (1) paying all Obligations in full (including the Prepayment Fee in the following sentence); and (2) paying in full (or, at Lender’s election, cash collateralizing to its satisfaction) Hedging Obligations.

If for any reason this Agreement is terminated or all Obligations are paid in full before the Termination Date (including under Section 11.1 and this Section 13.1). Borrowers must pay Lender a termination premium (the “Prepayment Fee”) equal to:

Period during which early termination occurs	Prepayment Fee
On or before the first anniversary of the Closing Date	Three Percent (3%) of the Specified Amount
After the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date	Two Percent (2%) of the Specified Amount
After the second anniversary of the Closing Date and before the Termination Date	One Percent (1%) of the Specified Amount

The Prepayment Fee is also due and payable: (1) in connection with any termination of this Agreement when an Event of Default exists during any of the applicable periods set forth above; (2) if any Loan Party becomes subject to an Insolvency Proceeding and this Agreement is terminated or all Obligations are paid in connection with any Insolvency Proceeding; or (3) in connection with payment of any Obligations by any trustee, receiver, interim receiver, administrator, custodian, debtor-in-possession, or other court appointed or legally authorized representative. The Loan Parties agree that the Prepayment Fee is a reasonable estimate of Lender’s damages due to the early termination of this Agreement and the Loan Parties agree that the amount is reasonable under the current circumstances currently existing. The Prepayment Fee is part of the Obligations and is secured by the Collateral.

13.2 Termination. The termination of this Agreement does not affect any Loan Party’s Obligations arising before the effective Termination Date, and the Loan Documents remain in full force and effect until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened). The Liens and rights granted to Lender (including the financing statements) continue in full force and effect notwithstanding the termination of this Agreement or that the Loan Account may from time to time be in a zero or credit position, until all of the Obligations of each Loan Party have been paid or performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened). Accordingly, each Loan Party waives any rights that it may have under the UCC or other applicable law to require that Lender file termination statements or mortgage discharges with respect to the Collateral unless and until this Agreement has been terminated in accordance with its terms, and all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened). All indemnification obligations in the Loan Documents survive the termination of the Loan Documents and payment and performance of the Obligations in full. In addition, certain provisions of the Loan Documents remain in effect even after all Obligations are irrevocably paid and performed in full.

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ARTICLE 14
LOAN PARTY REPRESENTATIVE

14.1 Appointment and Relationship. The Loan Party Representative is appointed by each Loan Party as its contractual representative under each Loan Document and each Loan Party irrevocably authorizes the Loan Party Representative to act as the contractual representative with the rights and duties set forth in the Loan Documents. The Loan Party Representative agrees to act as such contractual representative. Additionally, each Loan Party appoints the Loan Party Representative as its agent to receive all Loan proceeds in its operating account and to promptly disburse the Loans to the appropriate Borrower. Lender and its officers, directors, agents, or employees are not liable to the Loan Party Representative or any Loan Party for any action taken or omitted to be taken by the Loan Party Representative or the Loan Parties under this Article.

14.2 Authority. Each Loan Party authorizes the Loan Party Representative on its behalf to execute and deliver to Lender the Loan Documents and all related agreements, certificates, documents, and instruments as are necessary or appropriate to effect the purposes of the Loan Documents (including Borrowing Base Certificates and Compliance Certificates). Each Loan Party agrees that any action taken by the Loan Party Representative (or the other Borrowers) in accordance with the terms of the Loan Documents, and the Loan Party Representative’s exercise of its powers in the Loan Documents (together with such other powers as are reasonably incidental) are binding on all of the Loan Parties.

14.3 Notices. Each Loan Party and the Loan Party Representative must immediately notify Lender if a Default Condition exists. Any notice of a Default Condition provided by Lender to the Loan Party Representative is treated as notice to each Loan Party.

14.4 Joint and Several Obligations.

(a) Each Loan Party is jointly and severally liable for all Obligations (except as may be limited by a Guaranty Agreement) and this joint and several liability is not affected by any extensions, renewals, waivers, or forbearances granted by Lender, Lender’s failure to give any Loan Party notice of any borrowing or any other notice, Lender’s failure to pursue or preserve its rights against any Loan Party or other Person, Lender’s release of any Collateral, or any other defense available to a surety.

(b) Each covenant, agreement, obligation, representation, and warranty of the Loan Parties contained in the Loan Documents is the joint and several undertaking of each Loan Party. Each Loan Party acknowledges that its obligations might be construed to be, at least in part, a guarantee of the Obligations of the other Loan Parties and, in full recognition of that fact, each Loan Party consents and agrees that Lender may, at any time and from time to time without notice or demand, whether before or after any actual or purported termination, repudiation, or revocation of this Agreement by any Loan Party, and without affecting the enforceability or continuing effectiveness of the Loan Documents as to any Loan Party or each Loan Party’s joint and several liability for the Obligations: (1) supplement, restate, modify, amend, waive, increase, decrease, extend, renew, or otherwise change the Loan Documents (including time for payment (including any increase or decrease of the interest rates or advance rates in the Borrowing Base)); (2) accept partial payments; (3) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guarantees (and apply any security and direct the order or manner of sale as determined by Lender); (4) release any Person from any liability with respect to any of the Loan Documents; (5) settle, release on terms satisfactory to Lender or by operation of applicable law or otherwise liquidate or enforce any security or Guaranty in any manner, consent to the transfer of any security, and bid and purchase at any sale; or (6) consent to a merger, change, or any other restructuring or termination of any Loan Party’s existence and correspondingly restructure the Obligations.

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(c) Each Loan Party states and acknowledges that: (1) the Loan Parties desire to utilize their borrowing potential on a consolidated basis as if they were merged into a single entity and that the Loan Documents establish credit facilities that would not otherwise be available to the Loan Parties if each Loan Party were not jointly and severally liable for the Obligations; (2) it has determined that it will benefit specifically and materially from the Loans and Advances under this Agreement; (3) it is both a condition precedent to Lender’s obligations and the desire of the Loan Parties that each Loan Party execute and deliver the Loan Documents to Lender; and (4) the Loan Parties have requested and bargained for the structure and terms of and security for the Advances under the Loan Documents. If for any reason any Loan Party’s obligations under the Loan Documents (or if any Liens securing the joint and several Obligations), would, but for this Section, be unenforceable under applicable law, then the joint and several liability and each Lien is valid and enforceable to the maximum extent that would not cause the joint and several liability or Liens to be unenforceable under applicable law (and the joint and several liability and each Lien is treated as having been automatically amended accordingly at all relevant times).

(d) To the extent that any Loan Party, under this Agreement as a joint and several obligor or a Guarantor, repays any Obligations constituting either or both Loans or other Obligations incurred directly and primarily by any other Loan Party (an “Accommodation Payment”), then the Loan Party making an Accommodation Payment is entitled to contribution and indemnification from (and to be reimbursed by) each of the other Loan Parties in an amount, for each of the other Loan Parties, equal to a fraction of the Accommodation Payment, the numerator of which is the other Loan Parties’ Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties. As of any determination date the “Allocable Amount” of each Loan Party is equal to the maximum liability for Accommodation Payments that could be asserted against that Loan Party without: (1) rendering that Loan Party “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”); (2) leaving that Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA; or (3) leaving that Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims for contribution, indemnification, and reimbursement under this Section and applicable law are subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section, to the extent expressly inconsistent with other provisions of the Loan Documents, supersede the inconsistent provisions.

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14.5 Cross Guaranty.

(a) Notwithstanding that the Loan Parties are jointly and severally liable for all Obligations, if for any reason the Loan Parties are found in a final, non-appealable order not to be jointly and severally liable for all Obligations, then provisions of this Section apply and each Loan Party absolutely and unconditionally guarantees to Lender and its successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration, or otherwise) and performance of all Obligations (excluding Excluded Hedging Obligations). Each Loan Party’s Guaranty obligation is in addition to all other Guaranty obligations and is a payment and performance Guaranty, and its obligations under this Section are absolute and unconditional, irrespective of, and not affected by:

(1) The genuineness, validity, regularity, enforceability or any future amendment of, or change in, any other Loan Document or any other agreement, document, or instrument to which the other Loan Parties are or may become a party.

(2) Lender not enforcing the Loan Documents (including this Section).

(3) The existence, value, or condition of any Collateral, Lender not perfecting its Lien on any Collateral, Lender releasing any Collateral, or any Person liable for the Obligations.

(4) Any other action or circumstances that could be a legal or equitable defense of a surety or guarantor.

(b) Lender does not have to proceed against any other Person (including any other Loan Party) or any Collateral before requiring payment by any one or more of the Loan Parties. Lender may proceed, before, after, or at the same time to enforce its rights under this Section and against any Collateral.

(c) Each Loan Party waives and agrees that it may not at any time insist on, plead, or claim, or take the benefit or advantage of any laws, claims, or doctrines related to appraisal, valuation, stay, extension, marshaling, redemption, or exemption. Each Loan Party waives with respect to its obligations and with respect to any of the Obligations: (1) all defenses with respect to diligence, presentment, demand, maturity, extension of time, change in nature or form of the Obligations, acceptance, release of security, composition, or agreement arrived at as to the amount of, or the terms of, the Obligations; (2) notice of adverse change in the other Loan Parties’ financial condition; and (3) any other fact that might increase the risk to that Loan Party. Each Loan Party also waives the benefit of all provisions of law that are or might be in conflict with the terms of this Section. Each Loan Party represents, warrants, and agrees that its obligations under this Section are not and will not be subject to any setoffs, defenses, or counterclaims. Each Loan Party’s obligations under this Section remain in full force and effect until the Obligations have been irrevocably paid and performed in full and the Loan Documents have been terminated (other than contingent obligations with respect to which no claim has been asserted or threatened). Each Loan Party is in the same position as a principal debtor with respect to the Obligations and expressly waives all rights it has and may have to require that Lender proceed against any other Loan Party or any Collateral before proceeding against, or as a condition to proceeding against, that Loan Party. The parties acknowledge that, but for the provisions of this Section (including the waivers), Lender would not enter into the Loan Documents.

(d) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, until the Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened), each Loan Party:

(1) Subordinates and defers all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, setoff, or any other rights that a surety could have against a principal, a guarantor, a maker, a co-maker, an obligor, an accommodation party, a holder, a transferee, and that a Loan Party may have against any Person (including another Loan Party) in connection with or as a result of a Loan Party performing its obligations under the Loan Documents or any other agreements.

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(2) Irrevocably subordinates and defers any “claim” (as defined in the Bankruptcy Code) against any Person (including the other Loan Parties and any surety for any of the Obligations), either directly or as an attempted set off to any action instituted by Lender against any Person (including the other Loan Parties).

(3) Acknowledges and agrees (x) that this subordination and deferral is intended to benefit Lender and does not limit or otherwise affect that Loan Party’s liability or the enforceability of this Section and (y) that Lender and its respective successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this Section.

(e) If Lender enforces its rights with respect to any Collateral (either by judicial foreclosure or by non-judicial sale or enforcement), Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights, remedies, and benefits under this Section. If, in the exercise of any of its rights and remedies, Lender forfeits any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party or any other Person, whether because of any applicable laws relating to “election of remedies” or similar laws, the Loan Parties consent to that action by Lender and waive any claim based on that action, even if the action by Lender results in a full or partial loss of any subrogation or other rights that a Loan Party might otherwise have had but for Lender’s action. Any election of remedies that results in the denial or impairment of Lender’s right to seek a deficiency judgment against a Loan Party does not impair the other Loan Parties’ obligation to pay the full amount of the Obligations. If Lender bids at any foreclosure sale, trustee sale, or at any private sale, Lender may bid all or less than the amount of the Obligations and the amount of Lender’s bid need not be paid by Lender but will instead be credited against the Obligations. The amount of the successful bid at any such sale, whether by Lender or any other bidder, is conclusively treated as the fair market value of the Collateral (and the difference between that bid amount and the remaining balance of the Obligations is conclusively treated as the amount of the Obligations guaranteed under this Section, notwithstanding that any law, court decision, or ruling may have the effect of reducing the amount of the deficiency claim but for bidding at any sale).

(f) The Guaranty in this Section is a continuing Guaranty that remains in full force and effect until the Obligations are irrevocably paid and performed in full.

(g) Each Loan Party’s liability under this Section is limited to an amount not to exceed on any determination date the greater of (1) or (2):

(1) The net amount of all Loans to the other Loan Parties under this Agreement and then re-loaned or otherwise transferred to or directly benefiting the subject Loan Party.

(2) The Loan Party’s Allocable Amount, after taking into account, among other things, that Loan Party’s right of contribution and indemnification from the other Loan Parties under Section 14.4.

14.6 Waivers. Each Loan Party waives (1) all rights with respect to subrogation, reimbursement, indemnity, exoneration, contribution, or any other claim that has or could have against the other Loan Parties or other Person directly or contingently liable for the Obligations, or against or with respect to the other Person’s (including any Loan Party’s) property (including, any property that is Collateral for the Obligations), arising in connection with the Loan Documents, until the Loan Documents are terminated and the Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and (2) any defense it may otherwise have to paying and performing the Obligations based on any contention that its liability under the Loan Documents is limited and not joint and several. The preceding waivers and all other waivers in the Loan Documents are a material inducement to Lender’s agreement to enter into the Loan Documents and to make Advances and other Loans.

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ARTICLE 15
MISCELLANEOUS

15.1 Governing Law.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY AND LENDER CONSENTS TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO VENUE ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION AS LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO EXERCISE REMEDIES WITH RESPECT TO THE COLLATERAL.

15.2 Location of Closing . Each Borrower acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement and each other Loan Document, together with all other documents, instruments, opinions, certificates and other items required under Section 8.1, to Lender at 405 Lexington Ave, 59th Floor, New York, NY 10174. All parties agree that the closing of the transactions contemplated by this Agreement has occurred in New York.

15.3 Entire Understanding and Amendments. This Agreement and the other Loan Documents (including all recitals) are the entire agreement among the parties related to the subject matter of the Loan Documents. The Loan Documents supersede all prior agreements, commitments (including any commitment letters), and understandings among the parties related to the subject matter of the Loan Documents. Any promises, representations, warranties, or guarantees that may arise in the future among the parties are not effective unless they are in a writing signed by each Loan Party’s and Lender’s respective officers. No part of the Loan Documents may be changed, modified, amended, waived, supplemented, discharged, cancelled, or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing signed by Lender and the Loan Parties. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of the Loan Documents (or has had the opportunity to be advised) and that it is not relying on any oral representations or statements by Lender in entering into the Loan Documents.

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15.4 Transfers and Assignments.

(a) The Loan Parties. The Loan Parties may not assign or otherwise transfer any of their rights or Obligations without Lender’s prior written consent.

(b) Lender. Lender may at any time sell all or a portion of its interest in the Loan Documents and the Obligations through sales, participations, or otherwise. Any assignment creates a direct obligation of the Loan Parties to the assignee and each assignee is a “Lender” for all purposes under the Loan Documents. Further, in connection with Lender’s sale of a participation or an assignment of any interest in the Loans, Lender may provide to the participant or assignee any financial or other information it knows of related to the Loan Parties and the Loan Documents.

(c) Register. Lender may maintain a register to record the names and addresses of each party to a transfer under this Section, the commitments to make Advances and other Loans, and principal amounts of the Loans owing to Lender and any other Persons under the terms of the Loan Documents (the “Register”). The entries in the Register are conclusive, and the Loan Parties and Lender may treat each Person whose name is recorded in the Register as a Lender under the Loan Documents. The Register is available for inspection by Borrowers, Lender, or any assignee or participant at reasonable times upon reasonable prior written notice.

(d) Pledge. Lender may at any time grant a Lien in all or any portion of its rights under this Agreement to secure Lender’s obligations to any Person (including a Federal Reserve Bank).

(e) Notes. Borrowers must execute and deliver: (1) to Lender, the transferor, and the transferee any consent or release (of all or a portion of the obligations of the transferor) in connection with each assignment or other transfer under this Section; (2) if Lender’s entire interest in its commitments to make Advances and other Loans and all of its Advances and other Loans have been transferred to the transferee, an appropriate replacement note if any Notes have been issued in accordance with Section 2.1 of this Agreement (if requested by the transferee); and (3) if only a portion of Lender’s interest has been transferred, and if any Notes have been issued in accordance with Section 2.1 of this Agreement, replacement notes to each of the transferor and the transferee (if requested by the transferor and/or the transferee).

15.5 Payment Application. Lender has the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations in such order as Lender determines. To the extent that any Loan Party makes a payment or Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit that are later invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, debtor-in-possession, receiver, custodian, or any other Person under any bankruptcy law, common law, or equitable principal, then, to that extent, the Obligations or part of the Obligations intended to be satisfied is revived and continue as if the payment or proceeds had not been received by Lender.

15.6 Expenses; Indemnity.

(a) Borrowers shall pay all Expenses promptly upon request. Borrowers also shall reimburse Lender for all legal, accounting, appraisal, consulting, and other fees and expenses incurred by it in connection with (i) negotiation and preparation of any Loan Documents, including any modification thereof; (ii) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Lender’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (iii) subject to the limits of Section 4.10, any examination or appraisal with respect to any Loan Party or Collateral by Lender’s personnel or a third party.

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(b) Each Loan Party indemnifies Lender and each of its Affiliates and its and its Affiliates’ respective officers, directors, attorneys, representatives, Affiliates, employees, advisors, and agents (each an “Indemnified Person”) from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, Expenses, and disbursements of any kind or nature whatsoever (including attorneys’ fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding, or investigation with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, the Loan Documents, whether or not Lender is a party to the Loan Documents (each and all of the foregoing, the “Indemnified Liabilities”). WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON. The foregoing to the contrary notwithstanding, no Loan Party shall have any obligation to any Indemnified Person under this Section with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. The Loan Parties must pay all Expenses when due. The Loan Parties’ obligation to pay the Expenses and all of the reimbursement and indemnification obligations provided for in the Loan Documents are part of the Obligations, are secured by all of the Collateral, and survive the repayment of the Obligations.

15.7 Notice. Any notice or request may be given to the Loan Party Representative (individually or on behalf of each Loan Party) or to Lender at their addresses stated below (or at such other address as may be specified in a notice designated as a notice of change of address under this Section). Any notice, request, demand, direction, or other communication (for purposes of this Section only, a “Notice”) to be given to or made on any party under any provision of the Loan Documents must be given or made in writing (which includes by means of electronic transmission (i.e., “email”) or facsimile transmission). Any Notice must be delivered to the applicable parties at the addresses and numbers set forth under their respective names in this Section or in accordance with any later unrevoked Notice from any party that is given in accordance with this Section. Any notice given to the Loan Party Representative is treated as having been given to each other Loan Party. Any Notice is effective:

(a) In the case of hand-delivery, when delivered.

(b) If given by mail, four (4) days after the Notice is deposited into the U.S. mail.

(c) In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine number if the sending party receives a delivery confirmation from its own facsimile machine.

(d) In the case of other electronic transmission, when actually received.

(e) If given by other means (including by overnight courier), when actually received.

As of the Closing Date, the applicable parties’ addresses and numbers are as follows:

(A)	If to Lender at:	AB Lending SPV I LLC d/b/a Mountain Ridge Capital Attention: Telephone: Email:

And

AB Lending SPV I LLC d/b/a Mountain Ridge Capital Attention: Telephone: Email:

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	With a copy to (which is not notice):	Parker, Hudson, Rainer & Dobbs LLP Attention: Telephone: Email:

(B)	If to Loan Party Representative at:	ICU Eyewear, Inc. Attention: Telephone: Email:

With a copy to (which is not notice):	Bevilacqua PLLC Attention: Telephone: Email:

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15.8 Survival. The Loan Parties’ obligations under Sections 2.7, 3.7, 3.8, 3.11, and 15.6 survive the termination of the Loan Documents and payment in full of the Obligations.

15.9 Severability. If any part of the Loan Documents is found for any reason to be unenforceable, all other parts nevertheless remain enforceable.

15.10 Injunctive Relief. If any Loan Party does not perform, observe, or discharge its obligations or liabilities under the Loan Documents (or threatens to fail or refuse to perform, observe, or discharge its obligations or liabilities) any remedy at law may prove to be inadequate relief to Lender. Therefore, Lender is entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

15.11 Consequential Damages. Under no circumstances is Lender, its Affiliates, its agents, or its attorneys liable to any Loan Party for any special, incidental, consequential, or punitive damages (including those arising from any breach of contract, tort, or other wrong relating to the Obligations, the Loan Documents, the Collateral, or any agreement between Lender and any one or more of the Loan Parties).

15.12 Counterparts and Electronic Signatures. The Loan Documents may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument. Any signature delivered by facsimile, email transmission, DocuSign or other electronic means is treated as an original signature. The words “execution”, “execute”, “signed”, “signature” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

15.13 Construction. Each party and its counsel have reviewed this Agreement. Accordingly, the normal rule of construction that any ambiguities are resolved against the drafting party does not apply in interpreting this Agreement, any other Loan Document, or any amendments, schedules, or exhibits to this Agreement and the other Loan Documents.

15.14 Confidentiality and Sharing Information.

(a) Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by any Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of Lender, including accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any examiner, regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to Lender or any Related Party of Lender on a nonconfidential basis from a source other than a Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (vi) subject to provisions substantially similar to this Section 15.14(a), to any actual or prospective assignee or participant, or (vii) with the consent of Loan Party Representative. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

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(b) Lender and its Affiliates may offer to the Loan Parties and their Affiliates financial, advisory, investment banking, and other services. Each Loan Party authorizes Lender to share with its Affiliates any information related to each Loan Party and its Affiliates. This authorization survives the payment and performance of the Obligations and the termination of the Loan Documents.

15.15 Publicity. Notwithstanding anything to the contrary set forth herein, each Loan Party authorizes Lender to publicly announce the financial arrangements entered into among the Loan Parties and Lender (including announcements that are commonly known as tombstones) in any form and media Lender determines.

15.16 Creditor-Debtor Relationship. The relationship between Lender, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. Lender does not have any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between Lender and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by Lender and any Affiliate thereof, are arm’s-length commercial transactions between the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and Lender and, as applicable, its Affiliates, on the other hand, (ii) each of the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) Lender and its Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for any Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither Lender nor any of its Affiliates has any obligation to any Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither Lender nor any of its Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against Lender or any Affiliate thereof with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

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15.17 Conflict. If there is any conflict, inconsistency, or discrepancy between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions giving Lender greater rights or remedies (as determined by Lender) govern to the maximum extent not prohibited by applicable law (it being understood that the purpose of this Agreement and any Loan Document is to add to, and not to limit, detract, or derogate from, diminish, or otherwise impair or reduce the rights granted to Lender in this Agreement or the Loan Documents). For greater certainty, where the provisions of this Agreement and the provisions of the other Loan Documents deal with the same subject matter but are not identical, no conflict between the documents will exist or be deemed to exist unless observing or complying with the provisions of one document will cause a default under the provisions of the other document.

15.18 PATRIOT ACT. Lender hereby notifies each Loan Party and each Individual Guarantor that, (a) pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party and each Individual Guarantor, which information includes the name and address of such Loan Party and such Individual Guarantor and other information that will allow Lender to identify such Loan Party and such Individual Guarantor in accordance with the USA Patriot Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate.

15.19 Amendment and Restatement; No Novation; Reaffirmation of Grant of Security Interest. This Agreement serves only to amend and restate the Original Loan Agreement; is not intended to create or result in either a novation or an accord or satisfaction; does not effect a refinancing, repayment, satisfaction or extinguishment of any of the Obligations outstanding under the Original Loan Agreement; and does not extinguish, release, terminate or otherwise affect any security interest or other Lien granted under the Original Loan Agreement or any other Loan Documents.  All security interests and Liens granted under or evidenced by the Original Loan Agreement and the other Loan Documents are hereby ratified, confirmed and continued and shall remain outstanding and continue to secure all of the Obligations (including those in existence on the date hereof under the Original Loan Agreement).  Borrowers hereby ratify and reaffirm the Original Loan Agreement, as amended and restated herein, and all covenants, duties, liabilities and obligations thereunder.

15.20 FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank – Signature Pages Follow]

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The Borrowers and Lender entered into this Agreement on the Closing Date.

BORROWERS:

ICU EYEWEAR, INC.
a California corporation,
as a Borrower and as Loan Party Representative

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman and President

ICU EYEWEAR HOLDINGS, INC., a California corporation, as a Borrower

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Executive Chairman and President

1847 ICU HOLDINGS INC., a Delaware corporation, as a Borrower

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

[Signatures continue on the following page]

Credit and Security Agreement (ICU Eyewear)

LENDER:

AB LENDING SPV I LLC
a Delaware limited liability company
d/b/a Mountain Ridge Capital

By:	/s/ Craig Winslow
Name:	Craig Winslow
Title:	President and CEO

Credit and Security Agreement (ICU Eyewear)